                                                                    EXHIBIT 10.7


                                                                  EXECUTION COPY

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of February 5, 1999, is by and between BUCA, INC., a Minnesota corporation (the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1 Defined Terms. As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

     "Advance": As defined in Section 2.1.

     "Advance Date": The date of the making of any Advance hereunder.

     "Affiliate": When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent or more of the equity interest), (c) each Person, five percent or more of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

     "Applicable Fee Percentage": The Applicable Fee Percentage set forth in the table below as in effect from time to time determined based on (a) for the period from the Closing Date until April 30, 1999, a Cash Flow Leverage Ratio deemed to be greater than 3.00 to 1.00, and (b) from and after May 1, 1999, the Cash Flow Leverage Ratio calculated as of the end of the most recent fiscal quarter of the Borrower for which the Borrower has furnished the financial statements and reports required under Section 5.1(d) (adjustments to the Applicable Fee Percentage to become effective as of the first day of the month following receipt of the financial statements required under Section 5.1(d)):

                                                             Applicable
     Cash Flow Leverage Ratio (in each case, to 1.00)      Fee Percentage
     ------------------------------------------------      --------------

     Less than or equal to 2.00                                 0.25%
     Greater than 2.00 to less than or equal to 3.00            0.375%
     Greater than 3.0                                           0.50%

Notwithstanding the foregoing, if the Borrower has not furnished the financial statements and reports required under Section 5.1(d) for any fiscal quarter by the required date, the Applicable Fee Percentage shall be calculated as if the Cash Flow Leverage Ratio as of the end of such fiscal quarter was greater than
3.00 to 1.00 for the period from the first day of the fiscal quarter first occurring after such required date until the first day of the month following the month in which such financial statements and reports are delivered.

     "Applicable Margin": The Applicable Margin set forth in the table below as in effect from time to time determined based on (a) for the period from the Closing Date until April 30, 1999, a Cash Flow Leverage Ratio deemed to be greater than 3.00 to 1.00, and (b) from and after May 1, 1999, the Cash Flow Leverage Ratio calculated as of the end of the most recent fiscal quarter of the Borrower for which the Borrower has furnished the financial statements and reports required under Section 5.1(d) (adjustments to the Applicable Margin to become effective as of the first day of the month following receipt of the financial statements required under Section 5.1(d)):

                                                             Applicable
     Cash Flow Leverage Ratio (in each case, to 1.00)      Fee Percentage
     ------------------------------------------------      --------------

     Less than or equal to 2.00                                 0.75%
     Greater than 2.00 to less than or equal to 3.00            1.00%
     Greater than 3.0                                           1.25%

Notwithstanding the foregoing, if the Borrower has not furnished the financial statements and reports required under Section 5.1(d) for any fiscal quarter by the required date, the Applicable Margin shall be calculated as if the Cash Flow Leverage Ratio as of the end of such fiscal quarter was greater than 3.00 to
1.00 for the period from the first day of the fiscal quarter first occurring after such required date until the first day of the month following the month in which such financial statements and reports are delivered.

     "Average Annual Comparable Restaurant Sales Growth": For any date of determination, the percentage annual increase in Total Restaurant Sales for Comparable Restaurants calculated by comparing (a) Total Restaurant Sales for Comparable Restaurants for the twelve consecutive fiscal months ended on such date of determination, to (b) Total Restaurant Sales for Comparable Restaurants for the 12 consecutive fiscal months ended on the last day of the fiscal month which ended 12 fiscal months prior to such date of determination, in each case determined on a consolidated basis in accordance with GAAP.

     "Average Restaurant Annual Cash Flow": For any date of determination, (a) the sum of (i) the aggregate Restaurant Net Income of the Borrower and the Subsidiaries for the immediately preceding twelve fiscal month period, plus (ii) Interest Expense, depreciation and amortization, and Corporate Overhead Expense for the immediately preceding 12 fiscal month period , plus (iii) Pre-Opening Expense, if any, charged to Restaurants for the immediately preceding twelve fiscal month period (in an amount not to exceed the lesser of (A) $200,000 per Restaurant and (B) $2,000,000 in the aggregate for all Restaurants for any twelve fiscal month period), divided by (b) the number of Restaurants open during the entire thirteen fiscal months prior to such determination date, in each case determined on a consolidated basis in accordance with GAAP.

     "Bank": As defined in the opening paragraph hereof.

     "Board": The Board of Governors of the Federal Reserve System or any successor thereto.

     "Borrower": As defined in the opening paragraph hereof.

     "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota.

     "Capital Expenditures": For any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment on a consolidated statement of cash flows for the Borrower and the Subsidiaries during such period, in respect of (a) the acquisition, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, (b) to the extent related to and not included in (a) above, materials and contract labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP), and (c) other capital expenditures and other uses recorded as capital expenditures or similar terms having substantially the same effect.

     "Capitalized Lease": A lease of (or other agreement conveying the right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capitalized Lease Obligations.

     "Capitalized Lease Obligations": As to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

     "Cash Flow Leverage Ratio": For any date of determination, the ratio of

     (a)  the sum (without duplication) of

          (i) the aggregate principal amount as of that date of all outstanding Capitalized Lease Obligations of the Borrower and the Subsidiaries and that portion of Total Liabilities bearing interest, plus (ii) the product of (A) Operating Lease Payments for the immediately preceding six-fiscal month period, times (B) two, times (C) eight, to

     (b)  the sum of

          (i) the product of (A) EBITDA for the immediately preceding six-month period, times (B) two, plus (ii) the product of (A) Operating Lease Payments for the immediately preceding six-fiscal month period, times
          (B) two,

in each case, determined on a consolidated basis in accordance with GAAP.

     "Century Bank": Century Bank, a national banking association.

     "Century Bank Letters of Credit": The following letters of credit issued by Century Bank for the account of the Borrower:

     (a) Letter of Credit No. 269, dated March 16, 1998, in the face amount of $125,000 and naming Six Point Co., as beneficiary, with an expiration date of March 13, 2009;

     (b) Letter of Credit No. 270, dated March 29, 1998, in the face amount of $146,875 and naming U.S. Restaurant Properties Operating L.P., as beneficiary, with an expiration date of April 1, 1999; and

     (c) Letter of Credit No. 290, dated May 20, 1998, in the face amount of $175,000 and naming Greek Eastern Orthodox Church of Minneapolis, Minnesota, as beneficiary, with an expiration date of July 31, 2000.

     "Change of Control": Either (a) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors, or (b) at any time prior to the occurrence of an Initial Public Offering, the first day on which the Board of Directors of the Borrower does not include (x) at least one member designated by Norwest Equity Partners V, L.P., and (y) at least one member designated by a group composed of Centre Capital Investors II, L.P., Centre Capital Tax-Exempt Investors II, L.P., Centre Capital Offshore Investors II, L.P., Centre Parallel Management Partners, L.P., Centre Partners Coinvestment, L.P. and the State Board of Administration of Florida. For purposes of this provision, "Continuing Directors" means any member of the Board of Directors of the Borrower who (i) was a member of such Board on the date of this Agreement, or (ii) was nominated for election or elected or appointed to such Board by the Board of Directors of the Borrower at a time when a majority of the Board of Directors of the Borrower consisted of Continuing Directors.

     "Closing Date": February 5, 1999.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Commitments": The Revolving (A) Commitment, the Revolving (B) Commitment and the Term Loan Commitment.

     "Comparable Restaurant": Each Restaurant continuously owned and operated by the Borrower or a Subsidiary during the 24 fiscal months of the Borrower prior to the date of determination.

     "Contingent Obligation": With respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

     "Corporate Overhead Expense": For any month of the Borrower's Fiscal Year, all expenses of the Borrower and the Subsidiaries during such period which are not properly allocable to the restaurants including, but not limited to, compensation and benefit expenses for corporate staff; rent, occupancy and telephone expenses for corporate offices; professional fees; travel and entertainment expense; market-wide advertising expenses; automobile expense; and other general administrative expenses attributable to corporate functions. Corporate Overhead Expense shall not include depreciation, amortization, interest expense, the Origination Fee, the Revolving Commitment Fees or the Participation Fees.

     "Current Liabilities": As of any date, the consolidated current liabilities of the Borrower and the Subsidiaries, determined in accordance with GAAP.

     "Default": Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

     "EBIT": For any period of determination, the consolidated net income of the Borrower and the Subsidiaries before deductions, without duplication, for

          (a) income taxes,

          (b) Interest Expense,

          (c) nonrecurring litigation and legal expenses in an amount not to exceed (i) $350,000 if such period includes the fiscal month ended June 28, 1998, (ii) $250,000 if such period includes the fiscal month ended December 27, 1998, and (iii) without duplication, $600,000, if such period includes the fiscal months ended June 28, 1998 and December 27, 1998, and

          (d) loss relating to the early extinguishment of Indebtedness of the Borrower to Sirrom and Regent under the Existing Credit Documents in an amount not to exceed $1,400,000 if such period included the Closing Date, all as determined in accordance with GAAP.

     "EBITDA": For any period of determination, the consolidated net income of the Borrower and the Subsidiaries before deductions, without duplication, for

          (a) income taxes,

          (b) Interest Expense,

          (c) depreciation and amortization,

          (d) nonrecurring litigation and legal expenses in an amount not to exceed (i) $350,000 if such period includes the fiscal month ended June 28, 1998, (ii) $250,000 if such period includes the fiscal month ended December 27, 1998, and (iii) without duplication, $600,000, if such period includes the fiscal months ended June 28, 1998 and December 27, 1998, and

         (e) loss relating to the early extinguishment of Indebtedness of the Borrower to Sirrom and Regent under the Existing Credit Documents in an amount not to exceed $1,400,000 if such period included the Closing Date, all as determined in accordance with GAAP.

     "ERISA": The Employee Retirement Income Security Act of 1974, as ----- amended.

     "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

     "Event of Default": Any event described in Section 7.1.

     "Existing Credit Documents": (a) that certain Secured Promissory Note dated October 31, 1997 made by the Borrower in favor of Sirrom in the original principal amount of $2,000,000, (b) that certain Secured Promissory Note dated October 31, 1997 made by the Borrower in favor of Regent in the original principal amount of $500,000, (c) that certain Secured Promissory Note dated May 19, 1998 made by the Borrower in favor of Sirrom in the original principal amount of $2,000,000, (d) that certain Secured Promissory Note dated May 19, 1998 made by the Borrower in favor of Regent in the original principal amount of $1,500,000, and (e) that certain Promissory Note dated July 31, 1995 made by the BUCA (Eden Prairie), Inc. in favor of Century Bank in the original principal amount of $500,000, that certain Promissory Note dated March 15, 1996 made by BUCA (DT Milwaukee), Inc. in favor of Century in the original principal amount of $440,000, that certain Promissory Note dated May 9, 1994 made by BUCA (Gannon
Road), Inc. in favor of Century in the original principal amount of $300,000, and that certain Promissory Note dated June 1, 1997 made by the Borrower in the maximum principal amount of $1,000,000.

     "Fiscal Year": The fiscal year of the Borrower, which ends on the last Sunday of each December. The fiscal quarters and the fiscal months of the Borrower through December 31, 2000 are set forth in Schedule 1.1-1.

     "Fixed Charge Coverage Ratio": For any date of determination, the ratio of

     (a) the sum of (i) the product of (A) EBITDA for the immediately preceding six-fiscal month period, times (B) two, plus (ii) the product of (A) Operating Lease Payments for the immediately preceding six-fiscal month period, times (B) two to

     (b) the sum (without duplication) of (i) the product of (A) Interest Expense for the immediately preceding six-fiscal month period, excluding the loss relating to the early extinguishment of Indebtedness of the Borrower to Sirrom and Regent under the Existing Credit Documents in an amount not to exceed $1,400,000 if such period included the Closing Date, times (B) two, plus (ii) all required principal payments with respect to Total Liabilities (including but not limited to all such payments with respect to Capitalized Lease Obligations of the Borrower and the Subsidiaries) for the immediately preceding twelve-fiscal month period, plus (iii) the product of (A) Operating Lease Payments for the immediately preceding six-fiscal month period, times (B) two, plus (iv) the product of (A) depreciation expense of the Borrower and the Subsidiaries for the immediately preceding six-fiscal month period, times (B) two, plus (v) the product of (A) income taxes of the Borrower and the Subsidiaries accrued for the immediately preceding six-fiscal month period, times (B) two.

in each case determined on a consolidated basis in accordance with GAAP.

     "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

     "Guarantors": The Persons listed on Schedule 1.1-2 .

     "Guaranty": Any of the guaranties of any Guarantor in the form of Exhibit 1.1-1, as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time.

     "Holding Account": A deposit account belonging to the Bank into which the Borrower may be required to make deposits pursuant to the provisions of this Agreement, such account to be under the sole dominion and control of the Bank and not subject to withdrawal by the Borrower, with any amounts therein to be held for application toward payment of any outstanding Letters of Credit when drawn upon. The Holding Account shall be a money market savings account or substantial equivalent (or other appropriate investment medium as the Borrower may from time to time request and to which the Bank in its sole discretion shall have consented) and shall bear interest in accordance with the terms of similar accounts held by the Bank for its customers.

     "Immediately Available Funds": Funds with good value on the day and in the city in which payment is received.

     "Indebtedness": With respect to any Person at the time of any determination, without duplication: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued (other than trade payables), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person,
(e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (j) all Contingent Obligations of such Person, and (k) all obligations of any partnership or joint venture of a nature described in clauses (a) through (j) above as to which such Person is or may become personally liable as a partner or joint venturer.

     "Initial Public Offering": The closing of a sale by the Borrower for cash of any class of stock of the Borrower registered in accordance with the Securities Act of 1933, as amended.

     "Interest/Operating Lease Payments Coverage Ratio": For any date of determination, the ratio of

     (a) the product of (i) the sum of the following for the immediately preceding six-fiscal month period (A) EBIT, plus (B) Pre-Opening Expense, plus (C) Operating Lease Payments, times (ii) two to

     (b) the product of (i) the sum of the following for the immediately preceding six-fiscal month period (A) Interest Expense, excluding the loss relating to the early extinguishment of Indebtedness of the Borrower to Sirrom and Regent under the Existing Credit Documents in an amount not to exceed $1,400,000 if such period included the Closing Date, plus (B) Operating Lease Payments, times (ii) two, in each case determined on a consolidated basis in accordance with GAAP.

     "Interest Expense": For any period of determination, the aggregate consolidated amount, without duplication, of interest paid, accrued or scheduled to be paid, in respect of any Indebtedness of the Borrower and the Subsidiaries, including (a) all but the principal component of payments in respect of conditional sale contracts, Capitalized Leases and other title retention agreements, (b) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financings, and (c) net costs under interest rate protection agreements, in each case determined in accordance with GAAP.

     "Investment": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business, including real property and Restaurant equipment acquired in anticipation of any sale leaseback transaction involving such property) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business of another Person or all or substantially all of the assets comprising any such business or integral part thereof. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "Letter of Credit": Any Letter of Credit issued by the Bank for the account of the Borrower pursuant to the terms of this Agreement.

     "Letter of Credit Commitment": $1,000,000.

     "Letter of Credit Fee": As defined in Section 2.8(d).

     "Letter of Credit Obligations": At the time of any determination, the aggregate amount available to be drawn on all outstanding Letters of Credit plus all Unpaid Drawings with respect to any Letter of Credit on such date.

     "Lien": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any Capitalized Lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

     "Loan": The Revolving Loan or the Term Loan.

     "Loan Documents": All agreements, instruments and documents heretofore, herewith or hereafter executed and delivered by the Borrower or any Subsidiary pursuant to, or in connection with, this Agreement, including, without limitation, this Agreement, the Notes and each Security Document, together with any subordination agreements, powers of attorney, consents, assignments, contracts, notices, financing statements and any and all other writings pursuant to or in aid of any of the foregoing.

     "Material Adverse Occurrence": Any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration, or governmental investigation or proceeding) which (a) has materially adversely affected the present, or which is reasonably likely to materially adversely affect the prospective, financial condition or operations of the Borrower and the Subsidiaries, taken as a whole, or (b) impair the ability of the Borrower or the Subsidiaries, taken as a whole, to perform their respective obligations under the Loan Documents or any writing executed pursuant thereto.

     "Multiemployer Plan": A multiemployer plan, as such term is defined in
Section 4001 (a) (3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the Closing Date, or at any time after the Closing
Date) for employees of the Borrower or any ERISA Affiliate.

     "Note": The Term Note or the Revolving Note.

     "Obligations": The Borrower obligations in respect of the due and punctual payment of principal and interest on the Notes when and as due, whether by acceleration or otherwise, and all fees (including Revolving Commitment Fees), expenses, indemnities, reimbursements and other obligations of the Borrower under this Agreement or any other Borrower Loan Document, in all cases whether now existing or hereafter arising or incurred.

     "Operating Lease": Any lease of real or personal property that is not a Capitalized Lease.

     "Operating Lease Payments": For any period, all payments consisting of monthly rent and percentage of revenue or earnings made by the Borrower and the Subsidiaries, on a consolidated basis, during such period under Operating Leases.

     "Partially-Owned Subsidiaries": Subsidiaries in which the Borrower, directly or through its Wholly-Owned Subsidiaries, owns less than 100% of the securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions.

     "Participation Fees": As defined in Section 8.6 .

     "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

     "Person": Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan": Each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Borrower or of any ERISA Affiliate.

     "Pledge Agreement": The Pledge Agreement of the Borrower in the form of
Exhibit 1.1-2, as the same may be supplemented, amended or otherwise modified and in effect from time to time.

     "Pre-Opening Expense": Those expenses identified on the Borrower's consolidated financial statements as "restaurant start-up costs".

     "Prohibited Transaction": The respective meanings assigned to such term in
Section 4975 of the Code and Section 406 of ERISA, but excluding any exempt transaction as provided thereunder.

     "Reference Rate": The rate of interest from time to time publicly announced by the Bank as its "reference rate." The Bank may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

     "Regent": Regent Capital Partners, L.P., a Delaware limited partnership.

     "Regulatory Change": Any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reportable Event": A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with
Section 412(d) of the Code.

     "Restaurant": A restaurant location owned or leased by the Borrower or any Subsidiary and operated by the Borrower or any Subsidiary as a restaurant.

     "Restaurant Net Income": The net income of a Restaurant determined in accordance with GAAP.

     "Restricted Payments": With respect to the Borrower and the Partially-Owned Subsidiaries, collectively, all dividends or other distributions of any nature (whether in cash, securities of the Borrower or the Partially- Owned Subsidiaries, assets or otherwise) on or in respect of, and all payments on, any class of equity securities (including warrants, options or rights therefor but excluding Indebtedness which is convertible into common or preferred stock which is itself not convertible into Indebtedness) issued by the Borrower or the Partially-Owned Subsidiaries, whether such securities are authorized or outstanding on the Closing Date or at any time thereafter, and any redemption or purchase of, or distribution in respect of, any of the foregoing, whether directly or indirectly.

     "Revolving (A) Commitment": The obligation of the Bank to make Advances to the Borrower in an aggregate principal amount outstanding at any time not to exceed the Revolving (A) Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

     "Revolving (A) Commitment Amount": Initially $4,000,000 but as the same may be reduced from time to time pursuant to Section 2.7.

     "Revolving (A) Note": A promissory note of the Borrower in the form of
Exhibit 1.1-3, as the same may be amended, restated or otherwise modified and in effect from time to time.

     "Revolving (B) Commitment": The obligation of the Bank to make Advances to the Borrower in an aggregate principal amount outstanding at any time not to exceed the Revolving (B) Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

     "Revolving (B) Commitment Amount": Initially, zero; provided that the Revolving (B) Commitment Amount shall be $4,000,000 (as the same may be reduced from time to time pursuant to Section 2.7) if the Total Restaurant Sales for the twelve fiscal months ending June 27, 1999 is equal to or greater than one hundred and three percent (103%) of the Total Restaurant Sales for the twelve fiscal months ending June 28, 1998. For the purpose of determining the Revolving
(B) Commitment Amount, only Restaurants which were open thirteen fiscal months prior June 27, 1999, shall be included in the calculation of the Total Restaurant Sales.

     "Revolving (B) Note": A promissory note of the Borrower in the form of
Exhibit 1.1-4 , as the same may be amended, restated or otherwise modified and in effect from time to time.

     "Revolving Commitment Ending Date": December 31, 2000.

     "Revolving Commitment Fees": As defined in Section 2.8(c).

     "Revolving Loan": As defined in Section 2.1.

     "Revolving Note": Either of the Revolving (A) Note or the Revolving (B)
Note.

     "SBA Loan": The Indebtedness described on Schedule 6.13.

     "Security Agreement (Guarantor)": Any of the security agreements of any Guarantor in the form of Exhibit 1.1-5, as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, provided that, on the Closing Date, and subject to the provisions of Section 5.15, neither BUCA (Wheeling), Inc. nor BUCA (DT Milwaukee), Inc. shall be required to enter into a Security Agreement (Guarantor).

     "Security Agreement (Borrower)": The security agreement of the Borrower in the form of Exhibit 1.1-6, as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time.

     "Security Documents": The Security Agreement (Borrower), the Pledge Agreement, the Trademark Assignment, each Guaranty, each Security Agreement (Guarantor) and all other agreements, documents and instruments delivered pursuant hereto or thereto or in connection herewith or therewith creating, perfecting or otherwise providing for any Lien to secure the Obligations, in each case as amended, supplemented, restated or otherwise modified and in effect from time to time.

     "Sirrom": Sirrom Capital Corporation, a Tennessee corporation.

     "Subordinated Debentures": The Series A Convertible Subordinated Debentures in the amount of approximately $1,800,000 issued by the Borrower (formerly known as BUCA Ventures, Inc.) pursuant to that certain Purchase Agreement for Series A Convertible Subordinated Debentures dated as of August 1, 1994.

     "Subordinated Debt": The Subordinated Debentures and any other Indebtedness of the Borrower or any Subsidiary, now existing or hereafter created, incurred or arising, which other Indebtedness is subordinated in right of payment to the payment of the Obligations in a manner and to an extent (a) that the Bank has approved in writing prior to the creation of such other Indebtedness, or (b) as to any such other Indebtedness existing on the date of this Agreement, that the Bank has approved as Subordinated Debt in a writing delivered by the Bank to the Borrower on or prior to the Closing Date.

     "Subsidiary": Any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the Borrower either directly or through one or more Subsidiaries.

     "Term Loan": As defined in Section 2.1.

     "Term Loan Commitment": The agreement of the Bank to make a Term Loan to the Borrower in the amount specified in Section 2.1 upon the terms and subject to the conditions of this Agreement.

     "Term Note": A promissory note of the Borrower in the form of Exhibit 1.1-7, as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time.

     "Termination Date": The earliest of (a) the Revolving Commitment Ending Date, (b) the date on which the Total Revolving Commitment is terminated pursuant to Section 7.2 or (c) the date on which the Revolving (A) Commitment Amount and the Revolving (B) Commitment Amount are reduced to zero pursuant to
Section 2.7.

     "Total Liabilities": At the time of any determination, the amount, on a consolidated basis, of all items of Indebtedness of the Borrower and the Subsidiaries that would constitute "liabilities" shown on the face of a consolidated balance sheet of the Borrower prepared in accordance with GAAP.

     "Total Restaurant Sales": The net sales of the Borrower and the Subsidiaries arising out of the operation of Restaurants, determined on a consolidated basis in accordance with GAAP.

     "Total Revolving Commitment": Collectively, the Revolving (A) Commitment and the Revolving (B) Commitment.

     "Total Revolving Commitment Amount": The sum of (a) the Revolving (A) Commitment Amount, plus (b) the Revolving (B) Commitment Amount.

     "Total Revolving (A) Outstandings": As of any date of determination, the sum of (a) the aggregate unpaid principal balance of the Advances evidenced by the Revolving (A) Note outstanding on such date, plus (b) the product of (i) the aggregate maximum amount of Letter of Credit Obligations outstanding on such date times (ii) the result of (A) the Revolving (A) Commitment Amount divided by (B) the Total Revolving Commitment Amount.

     "Total Revolving (B) Outstandings": As of any date of determination, the sum of (a) the aggregate unpaid principal balance of the Advances evidenced by the Revolving (B) Note outstanding on such date, plus (b) the product of (i) the aggregate maximum amount of Letter of Credit Obligations outstanding on such date times (ii) the result of (A) the Revolving (B) Commitment Amount divided by
(B) the Total Revolving Commitment Amount.

     "Total Revolving Outstandings": As of any date of determination, the sum of
(a) Total Revolving (A) Outstandings plus (b) Total Revolving (B) Outstandings.

     "Trademark Assignment": The Collateral Assignment of Trademarks by the Borrower in the form of Exhibit 1.1-8, as the same may be supplemented, amended, or otherwise in effect from time to time.

     "Unpaid Drawings": As defined in Section 2.12.

     "Unused Revolving (A) Commitment": As of any date of determination, the amount by which the Revolving (A) Commitment Amount exceeds the Total Revolving
(A) Outstandings on such date.

     "Unused Revolving (B) Commitment": As of any date of determination, the amount by which the Revolving (B) Commitment Amount exceeds the Total Revolving
(B) Outstandings on such date.

     "Wholly-Owned Subsidiaries": Subsidiaries in which the Borrower, directly or through the Subsidiaries which are not Partially-Owned Subsidiaries, owns 100% of the securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions.

     Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Borrower and the Bank agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

     Section 1.3 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

     Section 1.4 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". All incorporation by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, include all necessary definitions and related provisions from such other agreements but including only amendments thereto agreed to by the Bank, and shall survive any termination of such other agreements until the obligations of the Borrower under this Agreement and the Notes are irrevocably paid in full, all Letters of Credit have expired without renewal or been returned to the Bank, and the commitments of the Bank to advance funds to the Borrower are terminated.


                                   ARTICLE II

                           Part A -- Terms of Lending

                         TERMS OF THE CREDIT FACILITIES

     Section 2.1 Lending Commitments. On the terms and subject to the conditions hereof, the Bank agrees to make the following lending facilities available to the Borrower:

          2.1(a) Revolving Credit. On the terms and subject to the conditions hereof, the Bank agrees to make a loan (the "Revolving Loan") to the Borrower on a revolving basis available as advances (each, an "Advance") at any time and from time to time,

                (i) with respect to the Revolving (A) Commitment, from the date which is the later of (A) the Closing Date and (B) and the date upon which the Bank has received a certificate in the form of Exhibit 2.1, until the Termination Date, during which period the Borrower may borrow, repay and reborrow in accordance with the provisions hereof, provided, the unpaid principal amount of outstanding Advances in respect of the Revolving (A) Commitment shall not at any time exceed the Revolving (A) Commitment Amount, and

               (ii) with respect to the Revolving (B) Commitment, from September 30, 1999 until the Termination Date, during which period the Borrower may borrow, repay and reborrow in accordance with the provisions hereof, provided, the unpaid principal amount of outstanding Advances in respect of the Revolving (B) Commitment shall not at any time exceed the Revolving (B) Commitment Amount.

          2.1(b) Term Loan. A term loan (the "Term Loan") from the Bank to the Borrower on the Closing Date in the amount of $7,000,000.

          2.1(c) Letters of Credit. Letters of Credit to support the Borrower's business operations.

          Section 2.2 Procedure for Loans.

               2.2(a) Procedure for Revolving Loans. Any request by the Borrower for an Advance on the Revolving Loan hereunder shall be in writing or by telephone and must be given so as to be received by the Bank not later than 12:00 noon (Minneapolis time) on the requested Advance Date. Each request for an Advance hereunder shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Advance Date and after giving effect to the requested Advance the applicable conditions specified in Article III have been and will be satisfied. Each request for an Advance hereunder shall specify (a) the requested Advance Date and (b) the amount of the Advance which shall be in a minimum amount of $50,000. The Bank may rely on any telephone request for an Advance hereunder which it believes in good faith to be genuine; and the Borrower hereby waives the right to dispute the Bank's record of the terms of such telephone request. Unless the Bank determines that any applicable condition specified in Article III has not been satisfied, the Bank will make available to the Borrower at the Bank's principal office in Minneapolis, Minnesota in Immediately Available Funds not later than 5:00 p.m. (Minneapolis time) on the requested Advance Date the amount of the requested Advance.

               2.2(b) Procedure for Term Loan. No later than 12:00 noon (Minneapolis time) one Business Day prior to the requested date for the making of the Term Loan, the Borrower shall deliver to the Bank a written notice of borrowing wherein the Borrower shall specify the date (which shall be a Business Day) and the account to which the Bank should transfer the proceeds thereof. The request for the Term Loan shall be deemed a representation by the Borrower that on the requested date and after giving effect to the Term Loan the applicable conditions specified in Article III have been and will be satisfied. Unless the Bank determines that any applicable condition specified in
          Article III has not been satisfied, the Bank will make the proceeds of the Term Loan available to the Borrower at the Bank's main office on the requested date.

     Section 2.3 Notes. The Advances on the Revolving Loan shall be evidenced by a Revolving (A) Note payable to the order of the Bank in a principal amount equal to the Revolving (A) Commitment Amount originally in effect and a Revolving (B) Note payable to the order of the Bank in a principal amount equal to the Revolving (B) Commitment Amount originally in effect. The Term Loan shall be evidenced by a Term Note payable to the order of the Bank in the principal amount of the Term Loan. The Bank shall enter in its records the amount of the Term Loan, the various Advances made and the payments made thereon, and the Bank is authorized by the Borrower to enter into its records, a record of such Term Loan, Advances and payments; provided, however that the failure by the Bank to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower hereunder and on the Notes, and, in all events, the principal amounts owing by the Borrower in respect of the Revolving (A) Note and the Revolving (B) Note shall be the aggregate amount of all Advances made by the Bank with respect to each of the Revolving (A) Commitment and the Revolving (B) Commitment, less all payments of principal thereof made by the Borrower and the principal amount owing by the Borrower in respect of the Term Note shall be the aggregate amount of the Term Loan less all payments of principal thereof made by the Borrower. The records of the Bank shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Revolving Notes and the Term Note and the amount available for draw under the Letter of Credit Commitment, respectively.

     Section 2.4 Interest Rates, Interest Payments and Default Interest.

          2.4(a) The Advances. Interest shall accrue and be payable on the Revolving Loans as follows:

               (i) Subject to paragraph (ii) below, each Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (A) the Reference Rate, plus (B) the Applicable Margin.

               (ii) Upon the occurrence and during the continuance of any Event of Default, each Advance shall, at the option of the Bank and upon written notice to the Borrower, bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (A) the Reference Rate, plus (B) the Applicable Margin, plus (C) 2.0%.

               (iii) Interest shall be payable on the first day of each month, upon any permitted prepayment (on the amount prepaid), and on the Termination Date; provided that interest under Section 2.4 (a) (ii) shall be payable on demand.

          2.4(b) The Term Loan. Interest shall accrue and be payable on the Term Loan as follows:

               (i) Subject to paragraph (ii) below, the Term Loan shall bear interest on the unpaid principal amount thereof at a fixed rate per annum of 9.63%.

               (ii) Upon the occurrence and during the continuance of any Event of Default, the Term Loan shall, at the option of the Bank and upon written notice to the Borrower, bear interest on the unpaid principal amount thereof at a fixed rate per annum of 11.63%.

               (iii) Interest shall be payable (A) on the first day of each month; (B), upon any permitted prepayment (on the amount prepaid); and
          (C) on the earlier of (I) the scheduled maturity date of the Term Note or (II) an Initial Public Offering; provided that interest under
          Section 2.4 (b) (ii) shall be payable on demand.

          Section 2.4(c) Lawful Interest. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Bank has received interest hereunder in excess of the highest applicable rate, the Bank shall promptly refund such excess interest to the Borrower as required by such court.

     Section 2.5 Repayment and Mandatory Prepayment. The unpaid principal balance of the Revolving Notes, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date; provided that if at any time the unpaid principal balance of the Revolving (A) Note exceeds the Revolving (A) Commitment Amount or the unpaid principal balance of the Revolving
(B) Note exceeds the Revolving (B) Commitment Amount, the Borrower shall immediately repay to the Bank the amount of such excess. The principal of the Term Loan shall be payable (a) in equal monthly installments of $116,667 payable on the first day of each month commencing on May 1, 1999, and ending on November 30, 2000, and (b) a final installment in an amount equal to the remaining principal balance of the Term Loan, together with all accrued and unpaid interest thereon, on the date which is the earlier of (i) December 31, 2000, and
(ii) the date upon which an Initial Public Offering occurs.

     Section 2.6 Optional Prepayments. The Borrower may prepay the Revolving Loan, in whole or in part, at any time, without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in a minimum amount of $100,000 or, if more, an integral multiple thereof. Amounts paid (unless following an acceleration or upon termination of the Revolving (A) Commitment and the Revolving (B) Commitment in whole) or prepaid on the Revolving Loan under this
Section 2.6 may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement. Any optional prepayment on the Term Loan shall be in accordance with Section 2.19(b) and any amounts prepaid on the Term Loan may not be reborrowed.

     Section 2.7 Optional and Mandatory Reduction of the Total Revolving Commitment Amount or Termination of Revolving Commitments.

          2.7 (a) Optional Reduction/Termination of the Revolving Commitments. The Borrower may, at any time, upon not less than three (3) Business Days prior written notice to the Bank, reduce either the Revolving (A) Commitment Amount or the Revolving (B) Commitment Amount, with any such reduction in a minimum amount of $250,000 or, if more, in an integral multiple of $50,000; provided, however, that the Borrower may not at any time reduce the Total Revolving Commitment Amount below the then aggregate unpaid balance of the Revolving Notes. The Borrower may, at any time, upon not less than three (3) Business Days prior written notice to the Bank, terminate either the Revolving (A) Commitment or the Revolving (B) Commitment in its entirety. Upon termination of the Revolving (A) Commitment pursuant to this Section, the Borrower shall pay to the Bank the full amount of all outstanding Advances evidenced by the Revolving (A) Note, all accrued and unpaid interest thereon, all unpaid Revolving Commitment Fees accrued to the date of such termination under Section 2.8(c) (i) and all other unpaid Obligations of the Borrower to the Bank hereunder with respect to the Revolving (A) Commitment. Upon termination of the Revolving (B) Commitment pursuant to this Section, the Borrower shall pay to the Bank the full amount of all outstanding Advances evidenced by the Revolving (B) Note, all accrued and unpaid interest thereon, all unpaid Revolving Commitment Fees accrued to the date of such termination under Section 2.8(c) (ii) and all other unpaid Obligations of the Borrower to the Bank hereunder with respect to the Revolving (B) Commitment. Upon the date on which both the Revolving (A) Commitment and the Revolving (B) have been terminated, the Borrower shall have paid to the Bank all unpaid Obligations of the Borrower to the Bank (other than the Term Loan and any accrued and unpaid interest thereon).

          2.7(b) Mandatory Reduction of the Revolving Commitments. Upon the occurrence of an Initial Public Offering, (i) the Revolving (A) Commitment shall be reduced to $3,000,000 and the Revolving (B) Commitment shall be reduced to zero and (ii) the Borrower shall pay to the Bank the full amount of all outstanding Advances in excess of $3,000,000, all accrued and unpaid interest thereon, and all unpaid Revolving Commitment Fees accrued thereon to the date of such mandatory reduction.

     Section 2.8 Fees.

          2.8(a) Participation Fees. The Borrower shall pay the Participation Fees in accordance with the terms of Section 8.6 .

          2.8(b) Origination Fee. The Borrower shall pay to the Bank on the Closing Date an origination fee (the "Origination Fee") in an amount equal to $150,000; provided that the $20,000 non-refundable deposit paid by the Borrower to the Bank prior to the date of this Agreement shall be credited against the Origination Fee.

          2.8(c) Revolving Commitment Fees. The Borrower shall pay to the Bank fees (the "Revolving Commitment Fees") in an amount equal to the sum of

                (i) the product of (A) the Applicable Fee Percentage times (B) the average daily Unused Revolving (A) Commitment for the period from the Closing Date to the Termination Date, plus

                (ii) the product of (A) the Applicable Fee Percentage times (B) the average daily Unused Revolving (B) Commitment for the period from the Closing Date to the Termination Date, provided that, notwithstanding the terms of this Agreement to the contrary, the Applicable Fee Percentage to be used to determine the Revolving Commitment Fee under this clause (ii) for the period from and after the Closing Date to and including September 30, 1999, shall be 0.25%.

     Such Revolving Commitment Fees are payable in arrears quarterly on the first day of each April, July, October and January and on the Termination Date.

               2.8(d) Letter of Credit Fees. For each Letter of Credit issued, the Borrower shall pay to the Bank, in advance on the date of issuance, a fee at a per annum rate equal to 200 basis points on the amount available to be drawn under such Letter of Credit. In addition to the Letter of Credit Fees, the Borrower shall pay to the Bank, on demand, all issuance, amendment, drawing and other fees regularly charged by the Bank to its letter of credit customers as shown as of the Closing Date on Schedule 2.8, as the same may change from time to time, and all reasonable out-of-pocket expenses incurred by the Bank in connection with the issuance, amendment, administration or payment of any Letter of Credit.

                     Part B -- Terms of the Letter of Credit

     Section 2.9 Letters of Credit. Upon the terms and subject to the conditions of this Agreement, the Bank agrees to issue Letters of Credit for the account of the Borrower from time to time between the Closing Date and the Termination Date in such amounts as the Borrower shall request up to an aggregate amount at any time outstanding not exceeding the Letter of Credit Commitment; provided that no Letter of Credit will be issued in any amount which, after giving effect to such issuance, would cause Total Revolving Outstandings to exceed the Total Revolving Commitment Amount.

     Section 2.10 Procedures for Letters of Credit. Each request for a Letter of Credit shall be made by the Borrower in writing, by telex, telefacsimile transmission or electronic conveyance received by the Bank by 12:00 noon, Minneapolis time, on a Business Day which is not less than three Business Days preceding the requested date of issuance (which shall also be a Business Day). Each request for a Letter of Credit shall be deemed a representation by the Borrower that on the date of issuance of such Letter of Credit, and after giving effect thereto, the applicable conditions specified in Article III have been and will be satisfied. The Bank may require that such request be made on such letter of credit application and reimbursement agreement form as the Bank may from time to time specify, along with satisfactory evidence of the authority and incumbency of the officials of the Borrower making such request.

     Section 2.11 Terms of Letters of Credit. Letters of Credit shall be issued in support of obligations of the Borrower. All Letters of Credit must expire not later than Revolving Commitment Ending Date. No Letter of Credit may have a term longer than 12 months.

     Section 2.12 Agreement to Repay Letter of Credit. If the Bank has received documents purporting to draw under a Letter of Credit that the Bank believes conform to the requirements of the Letter of Credit, or if the Bank has decided that it will comply with the Borrower's written or oral request or authorization to pay a drawing on any Letter of Credit, or that the Bank does not believe that such documents conform to the requirements of the subject Letter of Credit, it will notify the Borrower of that fact. The Borrower shall reimburse the Bank by 10:00 a.m. (Minneapolis time) on the day on which such drawing is to be paid in Immediately Available Funds in an amount equal to the amount of such drawing. Any amount by which the Borrower has failed to reimburse the Bank for the full amount of such drawing by 10:00 a.m. on the date on which the Bank in its notice indicated that it would pay such drawing, until reimbursed from the proceeds of an Advance pursuant to Section 2.15, is an "Unpaid Drawing".

     Section 2.13 Obligations Absolute. The obligation of the Borrower under
Section 2.12 to repay the Bank for any amount drawn on any Letter of Credit and to repay the Bank for any Advances made under Section 2.16 to cover Unpaid Drawings shall be absolute, unconditional and irrevocable, shall continue for so long as any Letter of Credit, as the case may be, is outstanding notwithstanding any termination of this Agreement, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

          (a) Any lack of validity or enforceability of any Letter of Credit;

          (b) The existence of any claim, setoff, defense or other right which the Borrower may have or claim at any time against any beneficiary, transferee or holder of any Letter of Credit (or any Person for whom any such beneficiary, transferee or holder may be acting), the Bank or any other Person, whether in connection with a Letter of Credit, this Agreement, the transactions contemplated hereby, or any unrelated transaction; or

          (c) Any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever.

Neither the Bank nor its officers, directors or employees shall be liable or responsible for, and the obligations of the Borrower to the Bank shall not be impaired by:

         (i) The use which may be made of any Letter of Credit, or for any acts or omissions of any beneficiary, transferee or holder thereof in connection therewith;

         (ii) The validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents or endorsements should, in fact, prove to be in any or all respects invalid, insufficient, fraudulent or forged;

         (iii) The acceptance by the Bank of documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; or

         (iv) Any other action of the Bank in making or failing to make payment under any Letter of Credit if in good faith and in conformity with U.S. or foreign laws, regulations or customs applicable thereto.

Notwithstanding the foregoing, the Borrower shall have a claim against the Bank, and the Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the

Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof.

     Section 2.14 Increased Cost for Letters of Credit. If any Regulatory Change shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Bank, or
(b) shall impose on the Bank any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the Bank of issuing or maintaining any Letter of Credit, or reduce the amount of any sum received or receivable by the Bank hereunder, then, within 30 days after written notice and demand from the Bank (which written notice and demand shall be given by the Bank promptly after it determines such increased cost or reduction), the Borrower shall pay to the Bank the additional amount or amounts as will compensate the Bank for such increased cost or reduction. A certificate submitted to the Borrower by the Bank setting forth the basis for the determination of such additional amount or amounts necessary to compensate the Bank as aforesaid shall be conclusive and binding on the Borrower absent error.

     Section 2.15 Loans to Cover Unpaid Drawings. Whenever any Unpaid Drawing exists for which there are not then funds in the Holding Account to cover the same, the Bank is authorized (and the Borrower does here so authorize the Bank) to, and shall, make an Advance to the Borrower in an amount equal to the amount of the Unpaid Drawing. The Bank shall apply the proceeds of such Advance directly to reimburse itself for such Unpaid Drawing. If at the time the Bank makes an Advance pursuant to the provisions of this Section, the applicable conditions precedent specified in Article III shall not have been satisfied, the Borrower shall pay to the Bank interest on the funds so advanced at a floating rate per annum equal to the sum of the Reference Rate plus the Applicable Margin plus two percent (2.00%).

                                Part C - General

     Section 2.16 Computation. Revolving Commitment Fees and interest on the Loans shall be computed on the basis of actual days elapsed and a year of 360 days.

     Section 2.17 Payments. Payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other obligations under this Agreement payable to the Bank shall be made without setoff or counterclaim in Immediately Available Funds not later than 12:00 noon (Minneapolis time) on the dates called for under this Agreement and the Notes to the Bank at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment. The Bank will from time to time provide to the Borrower a statement or statements of amounts due and owing under the Notes and under this Agreement. The Bank's failure to provide such statements shall not, however, relieve the Borrower of its obligations to pay any amounts that are now or hereafter become due under the Notes and under this Agreement. The Borrower hereby further authorizes the Bank, if and to the extent payment is not made when due under the Notes or this Agreement, to make an Advance and use the proceeds of such Advance to make such payment, all without prior notice to the Borrower. The Bank shall, however, provide notice to the Borrower of any such Advance promptly after it is made.

     Section 2.18 Use of Loan Proceeds. The proceeds of the Term Loan shall be used for repayment of the Borrower's indebtedness under the Existing Credit Documents and the Borrower's general business purposes in a manner not in conflict with any of the covenants, provisions or terms of this Agreement. The proceeds of the Advances shall be used for the development of new Restaurants and the Borrower's general business purposes in a manner not in conflict with any of the Borrower's covenants in this Agreement.

     Section 2.19 (a) Capital Adequacy; Prepayment Premium. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on the Bank's capital or the capital of its parent corporation (by an amount the Bank deems material) as a consequence of the Commitments and/or its Loans to a level below that which the Bank or its parent corporation could have achieved but for such Regulatory Change (taking into account the Bank's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrower shall, within 30 days after written notice and demand from the Bank, pay to the Bank additional amounts sufficient to compensate the Bank or its parent corporation for such reduction. If the Bank fails to give such notice within 45 days after it obtains knowledge of such an event, the Bank shall, with respect to compensation payable pursuant to this Section, only be entitled to payment under this Section for diminished returns as a result of such reduction for the period from and after the date 45 days prior to the date that the Bank does give such notice. Any determination by the Bank under this Section and any certificate as to the amount of such reduction given to the Borrower by the Bank shall be final, conclusive and binding for all purposes, absent error.

     (b) Term Loan Prepayment Premium. Borrower acknowledges and agrees that (i) it has no right to prepay the Term Note without the Bank's consent, which the Bank will grant only on the terms and subject to the conditions hereinafter provided; (ii) the Bank will be harmed by reason of any prepayment of the Term Note at a time when interest rates have declined below the levels prevailing at the time funds were advanced under the Term Note, because any reinvestment of the prepaid funds at the lower rates prevailing at the time of prepayment will produce a lower return to the Bank; (iii) there is no readily available index of rates payable on loans such as that from the Bank to Borrower, nor any assurance that the Bank could replace the loan with a similar loan; and (iv) changes in the yields on U.S. government securities provide a reasonable approximation for changes in interest rates generally.

To induce the Bank to agree to accept voluntary prepayments, the Borrower agrees to pay the Bank a prepayment indemnity as described in this Section 2.19(b) upon any optional prepayment or upon acceleration of the Term Note, and agrees to all of the other terms of prepayment herein.

     "Average Maturity Period" means the weighted average time to scheduled maturity of the amount prepaid. Average Maturity Period shall be computed by multiplying the dollar amount of each installment of principal prepaid by the number of days until the scheduled maturity of that installment, adding together the resulting products and dividing the resulting sum by the total dollar amount of principal being prepaid.

     "Government Yield" means, as of any date of determination, the annual yield (converted as necessary to the equivalent semi-annual compound rate) on a U.S. Treasury security having a maturity date closest to the date computed by adding the Average Maturity Period to the date of prepayment, as published in The Wall Street Journal (or, if not so published, as determined by the Bank based on quotations by secondary market dealers selected by the Bank). "U.S. Treasury securities" means actively traded U.S. Treasury bonds, bills and notes. If more than one issue of U.S. Treasury securities is scheduled to mature at or about the time of such computed date, then to the extent possible the U.S. Treasury security trading closest to its par value will be chosen as the basis of the Government Yield.

     "Interest Differential" means, as of any prepayment date, (i) 9.63% minus
(ii) the sum of (A) the Government Yield as of such date, plus (B) the Issuance Spread.

     "Issuance Spread" means forty-four one hundredths percent (0.44%) per annum.

Any voluntary prepayment under the Term Note shall be either in the full amount of the outstanding Term Loan under the Term Note or, if a partial prepayment, in the amount of $100,000 or an integral multiple thereof, and partial prepayments shall be applied to installments due under the Term Note in inverse order of their maturities. If, at the time of any prepayment (whether voluntary or upon acceleration of the Term Note under circumstances where a prepayment indemnity is due as provided above), the Interest Differential shall exceed zero, such prepayment shall be accompanied by payment of a prepayment indemnity. The amount of the prepayment indemnity shall equal the present value (determined by The Bank using the Government Yield as of the date of prepayment as the discount factor) on the prepayment date of a stream of equal monthly payments in number equal to the number of whole months (using a thirty-day month) in the Average Maturity Period. The amount of each such monthly payment shall equal the quotient obtained by dividing (a) the product of the amount prepaid, times the Interest Differential, times a fraction, the numerator of which is the number of days in the Average Maturity Period and the denominator of which is 360, by (b) the number of whole months (using a thirty-day month) in the Average Maturity Period.

Notwithstanding anything to the contrary stated herein, no prepayment indemnity will be due upon any repayment or mandatory prepayment of the Term Note pursuant to the second sentence of Section 2.5.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

     Section 3.1 Conditions of Initial Transaction. The making of the Term Loan and the initial Advance on the Revolving Loan shall be subject to the prior or simultaneous fulfillment of the following conditions:

          3.1(a) Documents. The Bank shall have received the following:

               (i) The Revolving (A) Note, the Revolving (B) Note and the Term Note executed by a duly authorized officer (or officers) of the Borrower and dated the Closing Date.

               (ii) A certificate of the Secretary or Assistant Secretary of the Borrower dated as of the Closing Date and certifying as to the following:

                    (A) A true and accurate copy of the corporate resolutions of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party contemplated hereby and thereby;

                   (B) The incumbency, names, titles and signatures of the officers of the Borrower authorized to execute the Loan Documents to which the Borrower is a party and to request Advances and the Term Loan;

                   (C) A true and accurate copy of the Articles of Incorporation of the Borrower; and

                   (D)  A true and accurate copy of the bylaws for the Borrower.

               (iii) A copy of the Articles of Incorporation of the Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 30 days prior to the Closing Date.

               (iv) A certificate of good standing for the Borrower in the jurisdiction of its incorporation and in each State in which the character of the properties owned or leased by the Borrower or the business conducted by the Borrower makes such qualification necessary, certified by the appropriate governmental officials as of a date not more than 30 days prior to the Closing Date.

               (v) A certificate of the Secretary or Assistant Secretary of each Guarantor dated as of the Closing Date and certifying as to the following:

                   (A) A true and accurate copy of the corporate resolutions of such Guarantor authorizing the execution, delivery and performance of the Loan Documents to which such Guarantor is a party contemplated hereby and thereby;

                   (B) The incumbency, names, titles and signatures of the officers of such Guarantor authorized to execute the Loan Documents to which such Guarantor is a party;

                   (C) A true and accurate copy of the Articles of Incorporation or other comparable charter of such Guarantor; and

                   (D) A true and accurate copy of the bylaws for such Guarantor.

               (vi) A copy of the Articles of Incorporation of each Guarantor with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 30 days prior to the Closing Date.

               (vii) A certificate of good standing for each Guarantor in the jurisdiction of its incorporation and in each State in which the character of the properties owned or leased by such Guarantor or the business conducted by such Guarantor makes such qualification necessary, certified by the appropriate governmental officials as of a date not more than 30 days prior to the Closing Date.

               (viii) Such corporate and other organizational documents and certificates as the Bank may reasonably request with respect to the due organization, good standing, power and authority of the Borrower or any Guarantor and incumbency of officers or other officials thereof.

               (ix) Such information relating to the Borrower and the Subsidiaries, financial or otherwise, which the Bank may reasonably request.

               (x) A certificate dated the Closing Date executed by the chief executive officer or chief financial officer of the Borrower on its behalf certifying as to the matters set forth in Sections 3.2 (a) and
          3.2 (b) below.

               (xi) A Certificate of Insurance prepared in accordance with Acord 27 and Acord 25, showing property, liability, automobile, and workers compensation insurance coverages carried by the Borrower and the Subsidiaries with insurance companies licensed to do business in the State of Minnesota and reasonably acceptable to the Bank, in such amounts as may be acceptable to the Bank, and otherwise providing evidence of the Borrower's compliance with Section 5.3 concerning insurance.

               (xii) Payoff letters duly executed by each creditor with respect to its respective Existing Credit Documents.

               3.1(b) Opinion. The Borrower shall have requested Faegre & Benson, its counsel, to prepare a written opinion, addressed to the Bank and dated the Closing Date, covering the matters set forth in Exhibit 3.1 , and such opinion shall have been delivered to the Bank.

               3.1(c) Compliance. The Borrower shall have performed and complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrower prior to or simultaneously with the Closing Date.

               3.1(d) Security Documents. All Security Documents (or financing statements with respect thereto) shall have been appropriately filed or recorded to the satisfaction of the Bank; any pledged collateral shall have been duly delivered to the Bank; and the priority and perfection of the Liens created by the Security Documents shall have been established to the satisfaction of the Bank and its counsel.

               3.1(e) Other Matters. All corporate and legal proceedings relating to the Borrower and the Guarantors and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in scope, form and substance to the Bank and its counsel, and the Bank shall have received all information and copies of all documents, including records of corporate proceedings, as the Bank or its counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

               3.1(f) Fees and Expenses. The Bank shall have received all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including the reasonable fees and expenses of counsel to the Bank payable pursuant to Section 8.2.

          Section 3.2 Conditions Precedent to Term Loan and all Advances. The obligation of the Bank to make the Term Loan, any Advances hereunder (including the initial Advance on the Revolving Loan) or any Letter of Credit shall be subject to the fulfillment of the following conditions:

               3.2(a) Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct on and as of the Closing Date and on the date of each Advance, with the same force and effect as if made on such date.

               3.2(b) No Default. No Default or Event of Default, or Material Adverse Occurrence first occurring after November 22, 1998 (other than the fire at the Borrower's corporate headquarters on December 8, 1998), shall have occurred and be continuing on the Closing Date and on the date of each Advance or will exist after giving effect to the Loans made on such date.

               3.2(c) No Merger/Acquisition. Neither the Borrower nor any of the Subsidiaries shall have made any commitment to (i) merge or consolidate with any other entity or (ii) acquire all or substantially all of the assets of any other entity, unless such merger, consolidation or acquisition would not be prohibited by the terms of this Agreement.

               3.2(d) Notices and Requests. The Bank shall have received the Borrower's request for the Term Loan or such Advance or such Letter of Credit as required under Section 2.2.

               3.2(e) No Adverse Development in Litigation. No development shall have occurred in any litigation, arbitration or governmental investigation or proceeding disclosed in writing by the Borrower to the Bank under this Agreement, which would constitute a Material Adverse Occurrence.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     To induce the Bank to enter into this Agreement and to make the Term Loan and Advances hereunder, the Borrower represents and warrants to the Bank:

     Section 4.1 Organization, Standing, Etc. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Notes and to perform its obligations under the Loan Documents to which it is a party. Each Subsidiary is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Borrower and the Subsidiaries (a) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not constitute a Material Adverse Occurrence, and (b) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude the Borrower or such Subsidiary from enforcing its rights with respect to any material assets or expose the Borrower or any Subsidiary to any Material Adverse Occurrence.

     Section 4.2 Authorization and Validity. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action by the Borrower, and this Agreement constitutes, and the Notes and other Loan Documents to which it is a party when executed will constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to general principles of equity.

     Section 4.3 No Conflict; No Default. Except as set forth on Schedule 4.3 , the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provision of the Articles of Incorporation or bylaws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien on the assets of the Borrower or the Subsidiaries thereunder (except in the case of clause (a) or (c), above, where the violation, breach or default or the creation of such Lien could not adversely effect the validity or enforceability of the Loan Documents or constitute a Material Adverse Occurrence). Except set forth on Schedule 4.3, neither the Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute a Material Adverse Occurrence.

     Section 4.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required on the part of the Borrower in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents to which the Borrower is a party, except for any necessary filing or recordation of or with respect to any of the Security Documents and except as set forth on Schedule 4.3, and except where the failure to obtain such order, consent, approval, license, authorization, validation or exemption, or to make such filing, recording or registration, could not adversely effect the validity or enforceability of the Loan Documents or constitute a Material Adverse Occurrence.

     Section 4.5 Financial Statements and Condition. The Borrower's audited consolidated financial statements as at, and for the Fiscal Year ended, December 28, 1997 and its unaudited financial statements as at, and for the eleven fiscal months ended, November 22, 1998, as heretofore furnished to the Bank, have been prepared in accordance with GAAP on a consistent basis (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements) and fairly present, in all material respects, the financial condition of the Borrower and the Subsidiaries as at such dates and the results of their operations and their cash flows for the respective periods then ended. As of November 22, 1998, neither the Borrower nor any Subsidiary had any material Indebtedness, Contingent Liability, liability for taxes or long-term lease obligation, nor other material obligation which is not reflected in the unaudited financial statements as of November 22, 1998, or in the notes thereto, and which would be required to be reflected therein in accordance with GAAP. Since November 22, 1998, there has been no Material Adverse Occurrence other than the fire at the Borrower's corporate headquarters on December 8, 1998.

     Section 4.6 Litigation. Except as set forth on Schedule 4.6 , there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or adversely affecting the Borrower or any Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower or such Subsidiary, would constitute a Material Adverse Occurrence.

     Section 4.7 Environmental, Health and Safety Laws. Except as set forth on
Schedule 4.7, there does not exist any violation by the Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or a Subsidiary or which would require a material expenditure by the Borrower or such Subsidiary to cure. Except as set forth on Schedule 4.7 , neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to constitute a Material Adverse Occurrence. Except as set forth in
Schedule 4.7, the Borrower does not have knowledge that it or its property or any Subsidiary or the property of any Subsidiary will become subject to environmental laws or regulations during the term of this Agreement, compliance with which could reasonably be expected to require Capital Expenditures which would constitute a Material Adverse Occurrence.

     Section 4.8 ERISA. Each Plan is in compliance in all material respects with all applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would reasonably be expected to result in the institution of proceedings to terminate any Plan under Section 4042 of ERISA. With respect to each Plan subject to Title IV of ERISA, as of the most recent valuation date for such Plan, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Bank) of such Plan's projected benefit obligations did not exceed the fair market value of such Plan's assets.

     Section 4.9 Federal Reserve Regulations. Neither the Borrower nor any Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The value of all margin stock owned by the Borrower does not constitute more than 25% of the value of the assets of the Borrower.

     Section 4.10 Title to Property; Leases; Liens; Subordination. Each of the Borrower and the Subsidiaries has (a) good and marketable title to its owned real properties and (b) good and sufficient title to, or valid, subsisting and enforceable leasehold interest in, its other material properties, including all real properties and other material properties and assets referred to as owned by the Borrower and the Subsidiaries in the most recent financial statement referred to in Section 4.5

(other than property and assets disposed of since November 22, 1998, in the ordinary course of business or, after the date of this Agreement, as permitted under Section 6.2, and other than property and assets destroyed in the fire at the Borrower's corporate headquarters on December 8, 1998). None of such properties is subject to a Lien, except as allowed under Section 6.14. The Borrower has not subordinated any of its rights under any obligation owing to it to the rights of any other person.

     Section 4.11 Taxes. Except as set forth in Schedule 4.11, each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and not subsequently released, and no material claims are being asserted with respect to any such taxes, fees or charges. Except as set forth in Schedule 4.11, the charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate and the Borrower knows of no proposed material tax assessment against it or any Subsidiary or any basis therefor.

     Section 4.12 Trademarks, Patents. Except as set forth on Schedule 4.12 , each of the Borrower and the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all material technology, know-how, processes, methods and designs, used in or necessary for the conduct of its business, without known material conflict with the rights of others.

     Section 4.13 Burdensome Restrictions. Neither the Borrower nor any Subsidiary is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which constitutes a Material Adverse Occurrence.

     Section 4.14 Force Majeure. Since November 22, 1998, the business, properties and other assets of the Borrower and the Subsidiaries have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God, other than the fire at the Borrower's corporate headquarters on December 8, 1998.

     Section 4.15 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.16 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 4.17 Retirement Benefits. Except as required under Section 4980B of the Code, Section 601 of ERISA or applicable state law, neither the Borrower nor any Subsidiary is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

     Section 4.18 Full Disclosure. Subject to the following sentence, neither the financial statements referred to in Section 4.5 nor any other certificates, written statements, exhibits or reports furnished by or on behalf of the Borrower in connection with or pursuant to this Agreement, when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Certificates or statements furnished by or on behalf of the Borrower to the Bank consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of the Borrower, and the Borrower has no reason to believe that such projections or forecasts for any periods or portions of periods not yet completed (as modified by any updates thereof delivered to the Bank) are not reasonable.

     Section 4.19 Solvency. On the Closing Date, after giving effect to the Term Loan and all Advances, (a) the present fair saleable value of the assets of the Borrower and the Subsidiaries is in excess of the total amount of their liabilities (including for purposes of the definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured of unsecured, disputed or undisputed); and (b) the Borrower and the Subsidiaries will be able to pay their obligations as they mature in the ordinary course of business as proposed to be conducted following the Closing Date; and (c) the Borrower and the Subsidiaries do not have unreasonably small capital to carry out the business as proposed to be conducted following the Closing Date. For purposes of this
Section 4.19, "present fair saleable value" means the value which would be realized from an interested purchaser aware of all relevant information relating to the assets or group of assets being sold and who is willing to purchase under ordinary selling conditions in an existing and not theoretical market if the assets or group of assets are disposed of within a period of six (6) months to one year.

     Section 4.20 Year 2000. The Borrower has reviewed and assessed its and the Subsidiaries' business operations and computer systems with respect to the "year 2000 problem" (that is, that computer applications and equipment may not be able properly to perform date-sensitive functions, including without limitation its credit card processing capabilities, before, during and after January 1, 2000) and, based on those reviews and inquiries and subject to the matters set forth on Schedule 4.20 , on or before June 30, 1999, the Borrower will have taken all necessary steps to ensure that the year 2000 problem will not result in a Material Adverse Occurrence.

     Section 4.21 Capitalization of Borrower and Subsidiaries. Schedule 4.21 sets forth, as of the date of this Agreement:

               (a) for Borrower, the number and percentage of the authorized, issued and outstanding shares of each class of capital stock owned of record by its owners, and its jurisdiction of organization,

               (b) a list of all Subsidiaries of the Borrower and, as applicable, the number and percentage of the authorized, issued and outstanding shares of each class of capital stock owned beneficially or of record by the Borrower or any such Subsidiary therein, and the jurisdiction of organization of such Subsidiary.

As of the Closing Date, all of the outstanding capital stock of the Borrower will be validly issued, fully paid and nonassessable, and will be owned of record directly as set forth on Schedule 4.21 (other than changes to such ownership resulting from the exercise of options, warrants and other contractual rights described in Schedule 4.21), and all of the outstanding capital stock of the Subsidiaries, will be validly issued, fully paid and nonassessable, as applicable, and will be owned beneficially and of record directly as set forth on Schedule 4.21, subject to no Liens other than Liens in favor of the Bank and the restrictions set forth in Schedule 4.21. Except as reflected on Schedule 4.21, as of the Closing Date, neither the Borrower nor any of the Subsidiaries has outstanding any capital stock appreciation or phantom capital stock, rights or plans, and is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock. Except as set forth on Schedule 4.21, there are no statutory or contractual shareholder's preemptive rights or rights of first offer or refusal with respect to the capital stock of the Borrower or any of the Subsidiaries. Neither the Borrower nor any of the Subsidiaries has violated any applicable securities laws in connection with the offer, sale or issuance of any of its respective capital stock. Except as set forth on Schedule 4.21, there is no agreement, to the Borrower's knowledge, among or between the shareholders of the Borrower with respect to the voting or transfer of the capital stock of the Borrower.

     Section 4.22 Obligations Senior Debt. The Obligations shall at all times be considered senior in right of payment to the indebtedness evidenced by the Subordinated Debt, including without limitation, the Subordinate Debentures.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

     Until any obligation of the Bank hereunder to make the Term Loan and Advances or to issue Letters of Credit shall have expired or been terminated and all the other Obligations have been paid in full and all outstanding Letters of Credit shall have expired or shall have been returned to the Bank, or the liability of the Bank thereon shall have been otherwise discharged, unless the Bank shall otherwise consent in writing:

     Section 5.1 Financial Statements and Reports. The Borrower will furnish to the Bank:

               5.1(a) As soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, the financial statements of the Borrower and the

     Subsidiaries consisting of consolidated statements of cash flow and changes in stockholders' equity for such Fiscal Year, statements of income for each Restaurant for such Fiscal Year, and a consolidated balance sheet as at the end of such Fiscal Year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified, in the case of the consolidated statements, without qualification by Deloitte Touche or another firm of independent certified public accountants of recognized national standing selected by the Borrower and reasonably acceptable to the Bank, together with all footnotes and any management letters, management reports or other supplementary comments or reports to the Borrower or its board of directors furnished by such accountants, provided that, as long as the Borrower is required to file reports on Form 10-K with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, the Borrower shall be deemed to have fulfilled its obligations to furnish to the Bank, by the date prescribed in this Section 5.1(a), the financial statements, management letters , management reports or other supplementary comments or reports in respect of any Fiscal Year by furnishing to the Bank a copy of said report for such Fiscal Year.

               5.1(b) Together with the audited financial statements required under Section 5.1(a), a statement by the accounting firm performing such audit to the effect that it has reviewed this Agreement and that in the course of performing its examination nothing came to its attention that caused it to believe that any Default or Event of Default exists, or, if such Default or Event of Default existed, specifying the nature and period of existence thereof.

               5.1(c) As soon as available and in any event within 30 days after the end of each fiscal month, unaudited consolidated statements of cash flow and changes in stockholders' equity for the Borrower and the Subsidiaries for such month and for the period from the beginning of such Fiscal Year to the end of such month, unaudited statements of income for each Restaurant for such month and for the period from the beginning of such Fiscal Year to the end of such month, and an unaudited consolidated balance sheet of the Borrower and the Subsidiaries as at the end of such month, setting forth in comparative form figures for the corresponding period for the preceding Fiscal Year, accompanied by a certificate signed by the chief financial officer of the Borrower stating that such financial statements present fairly, in all material respects, the consolidated financial condition of the Borrower and the Subsidiaries and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments).

               5.1(d) As soon as available and in any event within 30 days after the end of each fiscal quarter (or 45 days after the end of each fiscal quarter, if the Borrower is required to file reports on Form 10-Q with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, in respect of such fiscal quarter), unaudited consolidated statements cash flow and changes in stockholders' equity for the Borrower and the Subsidiaries for such quarter and for the period from the beginning of such Fiscal Year to the end of such quarter, an unaudited statement of income for each Restaurant for such quarter and for the period from the beginning of such Fiscal Year to the end of such quarter, and an unaudited consolidated balance sheet of the Borrower and the

     Subsidiaries as at the end of such quarter, setting forth in comparative form figures for the corresponding period for the preceding Fiscal Year, accompanied by a certificate signed by the chief financial officer of the Borrower stating that such financial statements present fairly, in all material respects, the consolidated financial condition of the Borrower and the Subsidiaries and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments).

               5.1(e) As soon as practicable and in any event within 30 days after the end of each fiscal month, a Compliance Certificate in the form of
     Exhibit 5.1(e) signed by the chief financial officer of the Borrower demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with these Sections: 6.10, 6.16, 6.17, 6.18, 6.19, 6.20, as at the end of such month and stating that as at the end of such month there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

               5.1(f) As soon as practicable and in any event at least 30 days prior to the beginning of each Fiscal Year of the Borrower, a statement of forecasted income for each Restaurant for each fiscal month in such Fiscal Year, and a consolidated forecasted balance sheet of the Borrower and the Subsidiaries, as at the end of each such fiscal month in such Fiscal Year, together with supporting assumptions, all in reasonable detail and reasonably satisfactory in scope to the Bank.

               5.1(g) Immediately upon any officer of the Borrower becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

               5.1(h) Immediately upon any officer of the Borrower becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited Transaction, a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

               5.1(i) Promptly, but in any event not later than ten Business Days after the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's shareholders generally, and copies of all registration statements, periodic reports and other documents filed by the Borrower with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

               5.1(j) From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as the Bank may reasonably request.

     Section 5.2 Corporate Existence. The Borrower will maintain, and cause each Subsidiary to maintain, its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Borrower or such Subsidiary from enforcing its rights with respect to any material asset or would expose the Borrower or such Subsidiary to any material liability; provided, however, that nothing herein shall prohibit the merger or liquidation of any Subsidiary allowed under Section 6.1.

     Section 5.3 Insurance. The Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated.

     Section 5.4 Payment of Taxes and Claims. The Borrower shall file, and cause each Subsidiary to file, all tax returns and reports which are required by law to be filed by it and will pay, and cause each Subsidiary to pay, before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's or such Subsidiary's books in accordance with GAAP.

     Section 5.5 Inspection. The Borrower shall permit any Person designated by the Bank, upon reasonable notice, to visit and inspect any of the properties, corporate books and financial records of the Borrower and the Subsidiaries, to examine and to make copies of the books of accounts and other financial records of the Borrower and the Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Bank may designate (which shall be not less than once during each fiscal quarter of the Borrower). So long as no Event of Default exists, the Borrower shall reimburse the Bank for the reasonable out-of-pocket cost of not more than one audit of collateral in each Fiscal Year and any other visits, inspections and examinations shall be at the expense of the Bank. Any such visits, inspections and examinations made while any Event of Default is continuing shall be at the expense of the Borrower.

     Section 5.6 Maintenance of Properties. The Borrower will maintain, and cause each Subsidiary to maintain, its material properties used or useful in the conduct of its business in good condition, repair and working order (normal wear and tear excepted), and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Section 5.7 Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

     Section 5.8 Compliance. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not constitute a Material Adverse Occurrence and the Borrower or such Subsidiary is acting in good faith and with reasonable dispatch to cure such noncompliance.

     Section 5.9 Notice of Litigation. The Borrower will give prompt written notice to the Bank of (a) the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality adversely affecting the Borrower or any Subsidiary or any property of the Borrower or a Subsidiary or to which the Borrower or a Subsidiary is a party in which an adverse determination or result could constitute a Material Adverse Occurrence, or (other than any litigation where the insurance insures against the damages claimed and the insurer has assumed defense of the litigation without reservation) in which the damages claimed could exceed $200,000 on an individual claim or $500,000 when aggregated with other such claims, stating the nature and status of such action, (b) any material arbitration or governmental investigation or proceeding not previously disclosed by the Borrower to the Bank which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or any of the Subsidiaries or to which its or any Subsidiaries' property is subject and which, if determined adversely to the Borrower or such Subsidiary, would constitute a Material Adverse Occurrence; and (c) any adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Bank which, if determined adversely to the Borrower or such Subsidiary, would constitute a Material Adverse Occurrence, provided that no such notice by the Borrower shall, per se, excuse the Borrower from complying with the terms of Section 3.2.

     Section 5.10 ERISA. The Borrower will maintain, and cause each Subsidiary to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $100,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $100,000 or (c) fail to make any payments in an aggregate amount exceeding $100,000 to any Multiemployer Plan that the Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

     Section 5.11 Environmental Matters; Reporting. The Borrower will observe and comply with, and cause each Subsidiary to observe and comply with, all applicable laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability for Borrower or any Subsidiary or otherwise constitute a Material Adverse Occurrence. The Borrower will give the Bank prompt written notice of any violation of any environmental law, rule, regulation or order by the Borrower or any Subsidiary of which the Borrower becomes aware and of the commencement of any judicial or administrative proceeding against the Borrower or any Subsidiary relating to health, safety or environmental matters (a) in which an adverse determination or result is reasonably likely to result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any Subsidiary which are material to the operations of the Borrower and the Subsidiaries taken as whole, or (b) which will or is reasonably likely to impose a material liability on the Borrower or such Subsidiary to any Person or which will require a material expenditure by the Borrower or such Subsidiary to cure any alleged problem or violation.

     Section 5.12 Reaffirmation of Guaranties. When so requested by the Bank from time to time, the Borrower will promptly cause the Guarantors, and any other Person who may hereafter guaranty the Obligations or any part thereof, to execute and deliver to the Bank reaffirmations of their respective Guaranties in such form as the Bank may require.

     Section 5.13 Further Assurances. The Borrower shall promptly correct any non-material or patent defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation of any Loan Document. Promptly upon request by the Bank, the Borrower also shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Bank may reasonably require from time to time in order: (a) to carry out more effectively the purposes of the Loan Documents; (b) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Loan Documents; and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Bank the rights granted now or hereafter intended to be granted to the Bank under any Loan Document or under any other instrument executed in connection with any Loan Document or that the Borrower may be or become bound to convey, mortgage or assign to the Bank in order to carry out the intention or facilitate the performance of the provisions of any Loan Document. The Borrower shall furnish to the Bank evidence satisfactory to the Bank of every such recording, filing or registration.

     Section 5.14 Year 2000 Remediation. The Borrower agrees to take, and to cause each of the Subsidiaries to take, all actions reasonably necessary to ensure that the representation set forth in Section 4.20 remains true, and the Borrower agrees to notify the Bank promptly if, at any time during the term of this Agreement, the Borrower becomes aware of facts or circumstances such that the representation set forth in Section 4.20 has become or may become untrue or this Section has been or may be breached. The Borrower will promptly deliver to the Bank such information relating to the representation in Section 4.20 and the agreement set forth in this Section as the Bank reasonably requests from time to time, including, without limitation, any information pertaining to the review and assessment set forth in Section 4.20.

     Section 5.15 Additional Collateral.

          (a) Pledge of BUCA (DT Minneapolis) Stock. The Borrower shall use its best efforts to obtain the approval of the Minneapolis City Council to the pledge to the Bank of the outstanding shares of capital stock of BUCA (DT Minneapolis), Inc. promptly after the Closing Date. Upon the receipt of such approval, the Borrower shall deliver to the Bank a duly executed amendment to the Pledge Agreement in respect of the capital stock of BUCA (DT Minneapolis), Inc., in form and substance reasonably satisfactory to the Bank, together with the stock certificates representing the Borrower's ownership of 100% of the shares of BUCA (DT Minneapolis), Inc. (together with stock powers related thereto).

          (b) SBA Loan. From and after the date of the repayment of the SBA Loan described in Section 5.17, the Borrower shall (i) cause all assets of BUCA
     (DT) Milwaukee, Inc. subject to any Lien securing the SBA Loan to become subject to a first priority Lien thereon in favor of the Bank to secure the Obligations, pursuant to a Security Agreement (Guarantor) and related UCC financing statements for filing in such jurisdictions as the Bank shall request, all duly executed by BUCA (DT) Milwaukee, Inc., and (ii) deliver to the Bank a duly executed amendment to the Pledge Agreement in respect of the capital stock of BUCA (DT) Milwaukee, Inc., in form and substance reasonably satisfactory to the Bank, together with the stock certificates representing the Borrower's ownership of 100% of the shares of BUCA (DT) Milwaukee, Inc. (together with stock powers related thereto).

          (c) Acquisition of Title to Real Property. Within 150 days (210 days in the case of the real property located at 2728 Gannon Road in Saint Paul, Minnesota) after the Borrower or any Subsidiary acquires title to any real property, other than a leasehold interest therein, the Borrower shall, or, as applicable, shall cause such Subsidiary to, create a first priority Lien thereon in favor of the Bank to secure the Obligations, pursuant to agreements and instruments reasonably satisfactory to the Bank, provided that no such Lien shall be required in the event the Borrower or such Subsidiary enters into a sale-leaseback agreement relating to such real property within 120 days (180 days in the case of the real property located at 2728 Gannon Road in Saint Paul, Minnesota) following the date the Borrower or such Subsidiary acquires such title, provided further that, to the extent such real property is acquired with purchase money financing, to the extent otherwise permitted under this Agreement, the Lien thereon in favor of the Bank may be a second priority Lien.

     Section 5.16 Operating Leases Relating to Real Property and Landlords' Waivers. Not fewer than five (5) Business Days prior to execution of any new Operating Lease relating to real property or renewal of any existing Operating Lease relating to real property, the Borrower agrees to provide a copy thereof to the Bank in substantially final form. With respect to Operating Leases related to real property entered into from and after the Closing Date (whether a new Operating Lease related to real property or the renewal of an existing Operating Lease related to real property ), the Borrower shall request the lessor thereunder to provide a landlord waiver in form and substance reasonably satisfactory to the Bank, and shall negotiate in good faith to obtain such landlord waiver from such lessor.

     Section 5.17 Repayment of SBA Loan. Within one hundred eighty (180) days after the date of this Agreement, the Borrower shall repay the SBA Loan in full.

     Section 5.18 Century Bank Letters of Credit. On or before April 1, 1999, the Borrower will allow each of the Century Bank Letters of Credit either (a) to expire without renewal, (b) to be returned to the issuer thereof and terminated, or (c) to be replaced by a Letter of Credit. Upon the occurrence of the events described in the preceding sentence, the Borrower will cause all Liens securing the Borrower's or any Subsidiary's obligations with respect to the Century Bank Letters of Credit to be released, terminated or satisfied, and all assets pledged with respect thereto to be returned to the Borrower or such Subsidiary.

     Section 5.19 New Restaurants. The Borrower agrees that each new Restaurant created or acquired from and after the Closing Date shall be owned or leased and operated only by a Wholly-Owned Subsidiary the capital stock of which has been pledged and delivered to the Bank pursuant to the Pledge Agreement.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     Until any obligation of the Bank hereunder to make the Term Loan and Advances or to issue Letters of Credit shall have expired or been terminated and all the other Obligations have been paid in full and all outstanding Letters of Credit shall have expired or shall have been returned to the Bank, or the liability of the Bank thereon shall have been otherwise discharged, unless the Bank shall otherwise consent in writing:

     Section 6.1 Merger. The Borrower will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or permit any Subsidiary to do any of the foregoing; provided, however, any Subsidiary may be merged with or liquidated into the Borrower or any Wholly- Owned Subsidiary (if the Borrower or such Wholly-Owned Subsidiary is the surviving corporation).

     Section 6.2 Disposition of Assets. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

               6.2(a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

               6.2(b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are applied with reasonable promptness to the purchase price of such replacement equipment;

               6.2(c) the sale, assignment, lease, conveyance, transfer or other disposition of property (a "Transfer") by a Subsidiary to the Borrower or any Wholly-Owned Subsidiary; provided that such transferee Subsidiary shall have executed and delivered to the Bank a Security Agreement (Guarantor) and related UCC financing statements for filing in such jurisdictions as the Bank may request and, if the assets subject to a Transfer are to be located on premises subject to a lease, then prior to such Transfer, a landlord's waiver in form and substance reasonably acceptable to the Bank shall have been executed and delivered to the Bank;

               6.2(d) the sale of any real property or Restaurant equipment as part of a sale leaseback transaction in which the Borrower or a Subsidiary becomes the lessee of such real property or equipment; and

               6.2(e) other dispositions of property during the term of this Agreement whose net book value in the aggregate does not exceed five percent (5%) of the Borrower's total consolidated assets as shown on its balance sheet for its most recent prior fiscal quarter.

     Section 6.3 Plans. The Borrower will not permit, and will not allow any Subsidiary to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of the Borrower or any Subsidiary; and the Borrower will not permit, as of the most recent valuation date for any Plan subject to Title IV of ERISA, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Bank) of such Plan's projected benefit obligations to exceed the fair market value of such Plan's assets.

     Section 6.4 Change in Nature of Business. The Borrower will not, and will not permit any Subsidiary to, make any material change in the nature of the business of the Borrower or such Subsidiary, as carried on at the date hereof.

     Section 6.5 Subsidiaries. After the date of this Agreement, the Borrower will not, and will not permit any Subsidiary to, form or acquire any corporation which would thereby become a Subsidiary, except that the Borrower may form a corporation (that would thereby become a Wholly-Owned Subsidiary) to operate any Restaurant if the Borrower determines that the operation of such Restaurant through a Subsidiary is desirable for tax reasons, or in order to facilitate obtaining a liquor license for such Restaurant, or in order to facilitate current or future negotiation with the landlord of the site for such Restaurant. In the event the Borrower hereafter forms a corporation that thereby becomes a Wholly-Owned Subsidiary, then upon such formation such corporation shall deliver to the Bank a Guaranty, a Security Agreement (Guarantor) and related UCC financing statements for filing in such jurisdictions as the Bank shall request, all duly executed by such corporation, and the Borrower shall deliver to the Bank an amendment to the Pledge Agreement in form and substance reasonably satisfactory to the Bank in respect of such corporation, duly executed by the Borrower, and the stock certificates representing the Borrower's ownership of 100% of the shares of such corporation (together with stock powers related thereto).

     Section 6.6 Negative Pledges; Subsidiary Restrictions. The Borrower will not, and will not permit any Subsidiary to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Bank which would (i) prohibit the Borrower or such Subsidiary from granting, or otherwise limit the ability of the Borrower or such Subsidiary to grant, to the Bank any Lien on any assets or properties of the Borrower or such Subsidiary (other than assets or properties subject to Liens permitted by Section 6.14(i) or Section 6.14(j)), or (ii) require the Borrower or such Subsidiary to grant a Lien to any other Person if the Borrower or such Subsidiary grants any Lien to the Bank. The Borrower will not permit any Subsidiary to place or allow any restriction, directly or indirectly, on the ability of such Subsidiary to (a) pay dividends or any distributions on or with respect to such Subsidiary's capital stock or (b) make loans or other cash payments to the Borrower (other than restrictions contained in this Agreement).

     Section 6.7 Restricted Payments. The Borrower will not, and will not permit any of the Partially-Owned Subsidiaries to, make any Restricted Payments; provided that,

          (a) the Borrower may (i) repurchase common stock to the extent required by the Redemption Agreement dated September 30, 1996 between the Borrower and Parasole Restaurant Holdings, Inc. or by the BUCA, Inc. Employee Stock Ownership Plan, (ii) distribute common stock or Series C convertible preferred stock in respect of its outstanding Series C convertible preferred stock as required by the Contingent Value Right Agreements between the Borrower and the holders of such Series C convertible preferred stock, and (iii) make dividends, distributions, payments, redemptions or purchases payable solely in, or in exchange for, common stock of the Borrower; and

          (b) as long as no Default or Event of Default shall exist or would be created thereby, the Borrower may (i) repurchase common stock issued pursuant to options or awards granted to employees or consultants under the Borrower's 1996 Stock Incentive Plan, as amended, and the Stock Option Plan for Nonemployee Directors, as amended, (ii) repurchase common stock upon the exercise by it of its purchase rights under any of the Paisano Partner Program Stock Purchase Agreements, (iii) repurchase common stock upon the exercise by it of its rights of first refusal under the Shareholder Agreement dated as of October 23, 1996, among the Borrower and certain of its shareholders, as amended, and (iv) make dividends, distributions, payments, redemptions or purchases out of the net cash proceeds of an Initial Public Offering if and only if the Borrower has previously made all payments then due under Sections 2.4(b), 2.5 and 2.7(b).

     Section 6.8 Transactions with Affiliates. Except as set forth on Schedule
6.8 , the Borrower will not, and will not permit any Subsidiary to, enter into any transaction with any Affiliate of the Borrower, except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     Section 6.9 Accounting Changes. The Borrower will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its Fiscal Year or the fiscal year of any Subsidiary.

     Section 6.10 Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, make Capital Expenditures in an amount exceeding, on a consolidated basis, $18,000,000 during any Fiscal Year; provided that all Capital Expenditures shall be invested in the development of new Restaurants or the maintenance of existing Restaurants or in the construction, acquisition, repair or maintenance of the Borrower's corporate headquarters.

     Section 6.11 Subordinated Debt. The Borrower will not, and will not permit any Subsidiary to (a) make any scheduled payment of the principal of or interest on any Subordinated Debt which would be prohibited by the terms of such Subordinated Debt and any related subordination agreement; (b) directly or indirectly make any prepayment on or purchase, redeem or defease any Subordinated Debt or offer to do so (whether such prepayment, purchase or redemption, or offer with respect thereto, is voluntary or mandatory), except that, subject to the provisions of Section 7.1(p), the Borrower may make any mandatory prepayment on or mandatory purchase, redemption or defeasance of the Subordinated Debentures which would not be prohibited by the terms of such Subordinated Debentures and any related subordination agreement; (c) amend or cancel the subordination provisions applicable to any Subordinated Debt; (d) take or omit to take any action if as a result of such action or omission the subordination of such Subordinated Debt, or any part thereof, to the Obligations might be terminated, impaired or adversely affected; or (e) omit to give the Bank prompt notice of any notice received from any holder of Subordinated Debt, or any trustee therefor, or of any default under any agreement or instrument relating to any Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be due or payable;

     Section 6.12 Investments. The Borrower will not, and will not permit any Subsidiary to, acquire for value, make, have or hold any Investments, except:

               6.12(a)  Investments existing on the date of this Agreement.

               6.12(b) Travel and expense advances to management personnel and employees in the ordinary course of business.

               6.12(c) Investments in readily marketable direct obligations issued or guaranteed by the United States or any agency thereof and supported by the full faith and credit of the United States.

               6.12(d) A deposit account with Century Bank having funds in an aggregate amount not to exceed $446,875, plus interest accrued thereon and deposited therein, and certificates of deposit or bankers' acceptances or in any amount by any commercial bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service of at least "A".

          6.12(e) Commercial paper given the highest rating by two nationally recognized rating services.

          6.12(f) Repurchase agreements relating to securities issued or guaranteed as to principal and interest by the United States of America.

          6.12(g) Other readily marketable Investments in debt securities which are reasonably acceptable to the Bank.

          6.12(h) The stock of any Subsidiary the formation or acquisition of which is permitted under Section 6.5.

          6.12(i) Loans from the Borrower to any Wholly-Owned Subsidiary which has executed and delivered to the Bank a Guaranty and a Security Agreement (Guarantor).

          6.12(j) Investments in the assets of individual Restaurant locations for consideration of no more than $2,000,000 per location.

Any Investments under clauses (c), (d), (e) or (f) above must mature within one year of the acquisition thereof by the Borrower or a Subsidiary.

     Section 6.13 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, incur, create, issue, assume or suffer to exist any Indebtedness, except:

          6.13(a) The Obligations.

          6.13(b) Current Liabilities, other than for borrowed money, incurred in the ordinary course of business.

          6.13(c) Indebtedness existing on the date of this Agreement and disclosed on Schedule 6.13 , but not including any extension or refinancing thereof.

          6.13(d) Indebtedness secured by Liens permitted under Section 6.14(a) through Section 6.14(h) .

          6.13(e) Indebtedness secured by Liens permitted under Section 6.14(i) in an aggregate principal amount, in the case of any such Indebtedness secured by Liens on personal property, not to exceed $2,500,000 at any one time outstanding.

          6.13(f) Subordinated Debt.

          6.13(g) Indebtedness owing to the Borrower from any Wholly-Owned Subsidiary which has executed and delivered to the Bank a Guaranty and a Security Agreement (Guarantor).

          6.13(h) From and after the Closing Date to and including April 1, 1999, Indebtedness with respect to the Century Bank Letters of Credit.

          6.13(i) Contingent Obligations permitted under Section 6.15.

     Section 6.14 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by the Borrower or a Subsidiary, except:

          6.14(a) Liens granted to the Bank under the Security Documents to secure the Obligations.

          6.14(b) Liens existing on the date of this Agreement and disclosed on
     Schedule 6.14 .

          6.14(c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations in the ordinary course of business of the Borrower or a Subsidiary.

          6.14(d) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

          6.14(e) Liens of carriers, warehousemen, landlords, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of
     Section 5.4.

          6.14(f) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance, appeal, or other similar bonds.

          6.14(g) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by the Borrower or a Subsidiary in excess of those set forth by regulations promulgated by the Board, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution.

          6.14(h) Encumbrances on real property in the nature of zoning restrictions, easements, rights of way, encroachments, restrictive covenants and other similar rights or restrictions, whether or not of record, on the use of real property, which encumbrances do not materially detract from the value of such property or materially impair the use thereof in the business of the Borrower or a Subsidiary.

          6.14(i) The interest of any lessor under any Capitalized Lease or purchase money Liens; provided, that, (i) the Indebtedness secured thereby is permitted by this Agreement and (ii) such Liens are limited to the property acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such property.

          6.14(j) Liens on cash in bank accounts securing rents and other obligations under real property leases, provided that no obligations under any single lease shall be secured by cash in an amount in excess of $200,000.

          6.14(k) From and after the Closing Date to and including April 1, 1999, Liens securing Indebtedness incurred with respect to the Century Bank Letters of Credit on assets of the Borrower having a fair market value not to exceed $446,875, plus interest accrued thereon.

     Section 6.15 Contingent Liabilities. The Borrower will not, and will not permit any Subsidiary to, be or become liable on any Contingent Obligations, except Contingent Obligations existing on the date of this Agreement and described on Schedule 6.15, Contingent Obligations under any Guaranty, and Contingent Obligations of the Borrower incurred from and after the Closing Date with respect to obligations of Subsidiaries under leases of real property.

     Section 6.16 Average Annual Comparable Restaurant Sales Growth. The Borrower will not permit the Average Annual Comparable Restaurant Sales Growth to be less than one percent (1%), as of the last day of any fiscal month.

     Section 6.17 Average Restaurant Annual Cash Flow. The Borrower will not permit the Average Restaurant Annual Cash Flow to be less than $450,000, as of the last day of any fiscal month.

     Section 6.18 Interest/Operating Lease Payment Coverage Ratio. The Borrower will not permit the Interest/Operating Lease Payment Coverage Ratio, as of the last day of any fiscal month which ends during any period of measurement described below, to be less than the ratio set forth below for such period:

                                                Minimum Interest/
                                                    Operating
                                                  Lease Payment
     Measurement Period                          Coverage Ratio
     ------------------                         -----------------

     Closing Date through March 31, 1999          1.05 to 1.00
     April 1, 1999 through June 30, 1999          1.30 to 1.00
     July 1, 1999 through September 30, 1999      1.50 to 1.00
     October 1, 1999 through December 31, 1999    1.60 to 1.00
     January 1, 2000 through March 31, 2000       1.80 to 1.00
     April 1, 2000 through June 30, 2000          1.95 to 1.00
     Thereafter                                   2.00 to 1.00

     Section 6.19 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio, as of the last day of any fiscal month which ends during any period of measurement described below, to be less than the ratio set forth below for such period:

                                                Minimum Fixed Charge
     Measurement Period                            Coverage Ratio
     ------------------                         --------------------

     Closing Date through December 31, 1999        Not Applicable
     January 1, 2000 through March 31, 2000        1.10 to 1.00
     April 1, 2000 through June 30, 2000           1.15 to 1.00
     July 1, 2000 through September 30, 2000       1.25 to 1.00
     Thereafter                                    1.35 to 1.00

     Section 6.20 Cash Flow Leverage Ratio. The Borrower will not permit the Cash Flow Leverage Ratio, as of the last day of any fiscal month which ends during any period of measurement described below, to be greater than the ratio set forth below for such period:

                                                  Maximum Cash Flow
     Measurement Period                             Leverage Ratio
     ------------------                           -----------------

     Closing Date through March 31, 1999            Not Applicable
     April 1, 1999 through June 30, 1999            6.10 to 1.00
     July 1, 1999 through September 30, 1999        5.50 to 1.00
     October 1, 1999 through December 31, 1999      5.30 to 1.00
     January 1, 2000 through March 31, 2000         4.35 to 1.00
     April 1, 2000 through June 30, 2000            4.00 to 1.00
     July 1, 2000 through September 30, 2000        3.75 to 1.00
     Thereafter                                     3.50 to 1.00

     Section 6.21 Loan Proceeds. The Borrower will not, and will not permit any Subsidiary to, use any part of the proceeds of the Loans or Advances directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or
(b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations G, U or X of the Board.

     Section 6.22 Modification of Ownership or Equity Structure. The Borrower will not permit any Subsidiary to issue or authorize the issuance of capital stock of such Subsidiary (other than directors' qualifying shares) which would result in any other Person becoming an owner thereof; issue or authorize the issuance of options to purchase capital stock of such Subsidiary which immediately, or in the future upon the exercise of rights granted therein, would result in any other Person becoming an owner thereof; issue or authorize the issuance or warrants to purchase capital stock of such Subsidiary which immediately, or in the future upon the exercise of rights granted therein, would result in any other Person becoming an owner thereof; issue or authorize the issuance of securities or instruments convertible into capital stock of such Subsidiary which immediately, or in the future upon the exercise of rights granted therein, would result in any other Person becoming an owner thereof; or authorize, issue or grant any capital stock appreciation rights, phantom stock, profit participations or other similar rights with respect to the capital stock of such Subsidiary which immediately, or in the future upon the exercise of rights granted therein, would result in any other Person becoming an owner thereof.

     Section 6.23 Real Property. Except with respect to real property leased for the Borrower's executive offices, the Borrower shall not, and shall not permit any Subsidiary to, acquire any interest in real property unless, within one hundred fifty (150) days after the date of the acquisition of an interest therein, a Subsidiary commences operation of a Restaurant of similar size and type to those Restaurants in existence on the date of this Agreement, provided that, to the extent such interest in real property is obtained through a lease with respect to such property, the one hundred fifty (150) day period with respect thereto shall not begin until the date on which such Subsidiary (or in the case of a lease under negotiation as of the date of this Agreement, the Borrower) is required to make its first lease payment with respect thereto.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

     Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

               7.1(a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on any Note or any other Obligation required to be made to the Bank pursuant to this Agreement, provided that failure to pay interest shall not constitute an Event of Default if such failure does not continue for more than two Business Days.

               7.1(b) Any representation or warranty made by or on behalf of the Borrower, any Subsidiary or any Guarantor in this Agreement or any other Loan Document or by or on behalf of the Borrower, any Subsidiary or any Guarantor in any certificate, written statement, report or document herewith or hereafter furnished to the Bank pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

               7.1(c) The Borrower shall fail to comply with Section 5.2 or 5.3 or any Section of Article VI.

               7.1(d) The Borrower shall fail to comply with any other agreement, covenant or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) or under Section 2 (d) or
     Section 7 of the Trademark Assignment, and such failure to comply shall continue for thirty (30) calendar days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Bank, (ii) the date the Borrower should have given notice of such failure to the Bank pursuant to Section 5.1(g), and (iii) the date the Bank gives notice of such failure to the Borrower.

               7.1(e) Any default (however denominated or defined) shall occur under any Guaranty or the Trademark Assignment (other than those set forth in Section 7.1 (d)), or any "Event of Default," as defined in any other Security Document, shall occur.

               7.1(f) The Borrower, any Subsidiary or any Guarantor shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower, such Subsidiary or such Guarantor or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower, a Subsidiary or a Guarantor or for a substantial part of the property thereof and shall not be discharged within 60 days, or the Borrower, any Subsidiary or any Guarantor shall make an assignment for the benefit of creditors.

               7.1(g) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower, any Subsidiary or any Guarantor, and, if instituted against the Borrower, any Subsidiary or any Guarantor, shall have been consented to or acquiesced in by the Borrower, such Subsidiary or such Guarantor, or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Borrower, such Subsidiary or such Guarantor.

               7.1(h) Any dissolution or liquidation proceeding not permitted by Section 6.1 shall be instituted by or against the Borrower or a Subsidiary or any Guarantor, and, if instituted against the Borrower, any Subsidiary or any Guarantor, shall be consented to or acquiesced in by the Borrower, such Subsidiary or such Guarantor or shall remain for 60 days undismissed.

               7.1(i) Any judgment for the payment of money in excess of the sum of $100,000, or judgements for the payment of money in excess of the sum of $500,000 in the aggregate at any time, shall be rendered against the Borrower or a Subsidiary and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 60 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

               7.1(j) The maturity of any material Indebtedness of the Borrower (other than Indebtedness under this Agreement) or a Subsidiary shall be accelerated, or the Borrower or a Subsidiary shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such material Indebtedness to become due prior to its stated maturity or any collateral given as security therefor to be realized upon. For purposes of this Section, Indebtedness of the Borrower or a Subsidiary shall be deemed "material" if it exceeds $500,000 as to any item of Indebtedness or in the aggregate for all items of Indebtedness with respect to which any of the events described in this Section 7.1(j) has occurred.

               7.1(k) Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 60 days after the issuance thereof.

               7.1(l) Any Guarantor shall repudiate or purport to revoke its, his or her Guaranty, or any Guaranty for any reason shall cease to be in full force and effect as to the Guarantor executing and delivering the same or shall be judicially declared null and void as to such Guarantor.

               7.1(m) Any Security Document shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Bank shall cease to have a valid and perfected security interest having the priority contemplated thereunder in all of the collateral described therein, other than by action or inaction of the Bank, if (i) the aggregate value of the collateral affected by any of the foregoing exceeds $25,000 and (ii) any of the foregoing shall remain unremedied for ten days or more after receipt of notice thereof by the Borrower from the Bank.

               7.1(n)  Any Change of Control shall occur.

               7.1(o)   Joseph Micatrotto shall cease to be the President and
     Chief Executive Officer of the Borrower, and a successor President and Chief Executive Officer approved by a majority of the Board of Directors of the Borrower shall not have been appointed within 60 days.

               7.1(p) Any Indebtedness evidenced by the Subordinated Debentures in excess of $1,000,000 shall be paid by the Borrower prior to July 30, 2001.

     Section 7.2 Remedies. If (a) any Event of Default described in Sections 7.1(f), (g) or (h) shall occur with respect to the Borrower, the Commitments shall automatically terminate and the Notes and all other Obligations shall automatically become immediately due and payable and the Borrower shall without demand pay into the Holding Account an amount equal to the aggregate undrawn face amount of all outstanding Letters of Credit; or (b) any other Event of Default shall occur and be continuing, then the Bank may (i) declare the Commitments terminated, whereupon the Commitments shall terminate, (ii) declare the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, and (iii) demand that the Borrower pay into the Holding Account an amount equal to the aggregate undrawn face amount of all outstanding Letters of Credit. Upon the occurrence of any of the events described in clauses (a) or (b) of the preceding sentence the Bank may exercise all rights and remedies under any of the Loan Documents, and enforce all rights and remedies under any applicable law.

     Section 7.3 Offset. In addition to the remedies set forth in Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes the Bank to set off any Obligations against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, the Bank. Such right shall exist whether or not the Bank shall have made any demand hereunder or under any other Loan Document, whether or not the Obligations, or any part thereof, or deposits and credits held for the account of the Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Bank. The Bank agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify the Borrower of its exercise of such setoff right; provided, however, that the failure of the Bank to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on the Bank to all rights of banker's Lien, setoff and counterclaim available pursuant to law.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     Section 8.1 Modifications. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     Section 8.2 Expenses. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Bank upon demand for all reasonable out-of-pocket expenses paid or incurred by the Bank (including filing and recording costs and reasonable fees and expenses of Dorsey & Whitney LLP, counsel to the Bank) in connection with the negotiation, preparation, approval, review, execution and delivery of this Agreement and the other Loan Documents and any commitment letters relating thereto (provided that the Borrower shall not be obligated to reimburse the Bank for any such expenses in excess of $50,000 in the aggregate). Subject to the limitations contained in Section 5.5, the Borrower shall also reimburse the Bank upon demand for all reasonable out-of-pocket expenses (including reasonable expenses of legal counsel) paid or incurred by the Bank in connection with the administration, amendment, modification, interpretation, collection and enforcement of this Agreement and any other Loan Document. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

     Section 8.3 Waivers, etc. No failure on the part of the Bank or the holder of a Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any remedies provided by law.

     Section 8.4 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Bank under Article II shall be deemed to have been given only when received by the Bank.

     Section 8.5 Taxes. The Borrower agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Notes, which obligation of the Borrower shall survive the termination of this Agreement.

     Section 8.6 Successors and Assigns; Disposition of Loans; Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or delegate its obligations hereunder or under any other Loan Document without the prior written consent of the Bank. The Bank may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Commitments, the Term Loan and/or Advances (each such interest so disposed of being herein called a "Transferred Interest") to banks or other financial institutions ("Transferees"). The Borrower agrees that each Transferee shall be entitled to the benefits of Section 8.2 with respect to its Transferred Interest and that each Transferee may exercise any and all rights of banker's Lien, setoff and counterclaim as if such Transferee were a direct lender to the Borrower. If the Bank makes any assignment to a Transferee, then upon notice to the Borrower such Transferee, to the extent of such assignment (unless otherwise provided therein), shall become a "Bank" hereunder and shall have all the rights and obligations of the Bank hereunder and the Bank shall be released from its duties and obligations under this Agreement to the extent of such assignment. Notwithstanding the sale by the Bank of any participation hereunder, (a) no participant shall be deemed to be or have the rights and obligations of the Bank hereunder except that any participant shall have a right of setoff under Section
7.3 as if it were the Bank and the amount of its participation were owing directly to such participant by the Borrower and (b) the Bank shall not in connection with selling any such participation condition the Bank's rights in connection with consenting to amendments or granting waivers concerning any matter under any Loan Document upon obtaining the consent of such participant other than on matters relating to (i) any reduction in the amount of any principal of, or the amount of or rate of interest on, any Note or Advance in which such participation is sold, (ii) any postponement of the date fixed for any payment of principal of or interest on any Note or Advance in which such participation is sold, (iii) the release or subordination of any material portion of any collateral other than pursuant to the terms of any Security Document or (iv) the release of any Guaranty. The Borrower shall pay to the Bank
(a) upon the first transfer of a Transferred Interest to a Transferee hereunder, a fee of $7,500 for such transfer and (b) a fee of $7,500 on each date which is the anniversary of such transfer (the "Participation Fees").

     Section 8.7 Confidentiality of Information. The Bank shall use reasonable efforts to assure that information about the Borrower and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Bank pursuant to the provisions hereof or of the other Loan Documents is used only for the purposes of this Agreement and any other relationship between the Bank and the Borrower and shall not be divulged to any Person other than the Bank, its Affiliates and their respective officers, directors, employees and agents (who have been informed of the provisions of this Section 8.7 explicitly or implicitly under the policies and practices of the Bank), except: (a) to their attorneys and accountants (who have been informed of the provisions of this Section 8.7 explicitly or implicitly under the policies and practices of the Bank), (b) in connection with the enforcement of the rights of the Bank hereunder and under the Notes, the Guaranties and the Security Documents or otherwise in connection with related litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section (provided that any such assignee or participant or prospective assignee or participant has agreed to be bound by the provisions of this Section 8.7), and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Bank or by any applicable law, rule, regulation or judicial process, the opinion of the Bank's counsel concerning the making of such disclosure to be binding on the parties hereto. The Bank shall not incur any liability to the Borrower by reason of any disclosure permitted by this Section 8.7.

     Section 8.8 Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

     Section 8.9 Consent to Jurisdiction. AT THE OPTION OF THE BANK, THIS AGREEMENT AND THE OTHER BORROWER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     Section 8.10 Waiver of Jury Trial. EACH OF THE BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 8.11 Survival of Agreement. All representations, warranties, covenants and agreement made by the Borrower herein or in the other Borrower Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Bank and shall survive the making of the Loans by the Bank and the execution and delivery to the Bank by the Borrower of the Notes, regardless of any investigation made by or on behalf of the Bank, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Commitments have not been terminated; provided, however, that the obligations of the Borrower under Sections 8.2, 8.5 and 8.12 shall survive payment in full of the Obligations and the termination of the Commitments.

     Section 8.12 Indemnification. The Borrower hereby agrees to defend, protect, indemnify and hold harmless the Bank and its Affiliates and the directors, officers, employees, attorneys and agents of the Bank and its Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

          (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, or any transaction contemplated by any Loan Document; or

          (b) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies, thereunder, including the acquisition of any collateral by the Bank by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that the Borrower shall not be liable to any Indemnitee for any portion of such claims, actions, damages, liabilities, judgments, costs and expenses resulting from any Indemnitee's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law and the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the indemnified claims, damages, liabilities and expenses which is permissible under applicable law.

     This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the later of the Termination Date or the date of payment in full of the Obligations, including specifically Obligations arising under clause (b) of this Section. The indemnification provisions set forth above shall be in addition to any liability the

Borrower may otherwise have. Without prejudice to the survival of any other obligation of the Borrower hereunder the indemnities and obligations of the Borrower contained in this Section shall survive the payment in full of the other Obligations.

     Section 8.13 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     Section 8.14 Entire Agreement. This Agreement and the other Borrower Loan Documents embody the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

     Section 8.15 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 8.16 Borrower Acknowledgments. The Borrower hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (b) the Bank has no fiduciary relationship to the Borrower, the relationship being solely that of debtor and creditor, (c) no joint venture exists between the Borrower and the Bank, and (d) the Bank undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the business or operations of the Borrower and the Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, the Borrower by the Bank is for the protection of the Bank and neither the Borrower nor any third party is entitled to rely thereon.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                         BUCA, INC.


                                         By     /s/  Greg A. Gadel
                                           ---------------------------------
                                         Title          CFO
                                              ------------------------------

                                         Address for the Borrower:
                                         Attention: Greg A. Gadel
                                         1300 Nicollet Avenue
                                         Suite 3043
                                         Minneapolis, MN  55403

                                         Telephone No.:  (612) 288-2382
                                         Telecopier No.: (612) 827-6446



                                         U.S. BANK NATIONAL ASSOCIATION

                                         By    /s/  Joshua R. Pirozzolo
                                           ---------------------------------
                                         Title  Commercial Banking Officer
                                              ------------------------------

                                         Address for the Bank:
                                         Attention: Joshua R. Pirozzolo MPFP0602
                                         601 Second Avenue South
                                         Minneapolis, MN 55402-4302
                                         Telephone No.:  (612) 973-0520
                                         Telecopier No.: (612) 973-0823


                                      S-1